UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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New York REIT, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 30, 2016

NOTICE IS HEREBY GIVEN that an annual meeting of the stockholders of New York REIT, Inc., a Maryland corporation (the “Company,” “we,” “us,” or “our,” or “our company”), will be held on Friday, December 30, 2016, at 11:00 a.m., local time, at the Benjamin Hotel, located at 125 E. 50th Street, New York, NY. The proxy solicitation materials were mailed to stockholders on or about December 9, 2016. Our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Annual Report”) is being mailed to our stockholders concurrently with the accompanying proxy statement and has been made available to our stockholders on the internet. At the annual meeting, stockholders will be asked to consider and vote upon the following proposals:

1.	a proposal to elect each of the nine directors named in proposal one who shall serve on our board of directors until our 2017 annual meeting of stockholders and until their successors are duly elected and qualify;
2.	a proposal to ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2016;
3.	a proposal to adopt a non-binding advisory resolution approving the executive compensation for our named executive officers as described herein; and
4.	a proposal recommending, by non-binding vote, the frequency of future advisory votes on executive compensation.

Stockholders will also be asked to consider and act on such matters as may properly come before the annual meeting or any postponement or adjournment thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our board of directors recommends that you vote “FOR” the election of each of the nominated directors, “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2016, “FOR” the adoption of a non-binding advisory resolution approving the executive compensation for our named executive officers and “FOR” holding future non-binding, advisory votes on executive compensation once every three years.

Our board of directors has fixed the close of business on November 10, 2016 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, and at any postponements or adjournments thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and at any postponements or adjournments thereof.

Regardless of whether you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. You may also authorize a proxy to vote your shares electronically via the internet at or by telephone. For specific instructions on voting, please refer to the instructions on your proxy card or your voting instructions form. Any proxy may be revoked by delivery of a later dated proxy. If you attend the annual meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

Nicholas Radesca
Interim Chief Financial Officer, Treasurer and Secretary

New York, New York
December 9, 2016

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PROXY STATEMENT

The accompanying proxy, mailed together with this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Annual Report”), is solicited by and on behalf of the board of directors of New York REIT, Inc., a Maryland corporation (the “Company”), for use at the 2016 annual meeting of the stockholders of the Company (the “annual meeting”) and at any postponement or adjournment thereof. References in this proxy statement to “we,” “us,” “our,” “our company” or like terms also refer to the Company, and references in this proxy statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue, 14th Floor, New York, New York 10022. This proxy statement, the accompanying proxy card, the Notice of Annual Meeting and our 2015 Annual Report were first mailed to our stockholders on or about December 9, 2016.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on
December 30, 2016

This proxy statement, the Notice of Annual Meeting and our 2015 Annual Report are available at: www.proxyvote.com/NYRT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the date of the annual meeting and where will it be held?
A:	The annual meeting will be held on Friday, December 30, 2016, commencing at 11:00 a.m. (local time) at the Benjamin Hotel, located at 125 E. 50th Street, New York, NY.
Q:	What am I being asked to vote upon?
A:	At the annual meeting, we will ask you to consider and vote on the following matters:
•	a proposal to elect each of the nine directors named in proposal one who shall serve on our board of directors until our 2017 annual meeting of stockholders and until their successors are duly elected and qualify;
•	a proposal to ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2016;
•	a proposal to adopt a non-binding advisory resolution approving the executive compensation for our named executive officers as described herein; and
•	a proposal recommending, by non-binding vote, the frequency of future advisory votes on executive compensation.

You will also be asked to consider and act on such matters as may properly come before the annual meeting or any postponement or adjournment thereof.

Q:	What are the recommendations of our board of directors with respect to the proposals?
A:	Our board of directors recommends that you vote “FOR” the election of each of the nominated directors named in proposal one, “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2016, “FOR” the adoption of a non-binding advisory resolution approving the executive compensation for our named executive officers and “FOR” holding future non-binding, advisory votes on executive compensation once every three years.
Q:	Who is entitled to vote at the meeting?
A:	If our records show that you were a holder of shares of our common stock at the close of business on November 10, 2016, which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date.
Q:	How many shares can vote?
A:	As of the close of business on the record date, there were 165,856,770 shares of our common stock issued and outstanding and entitled to vote at the annual meeting, held by approximately 833 holders of record.

There is no other class of voting securities outstanding. You are entitled to one vote for each share of common stock you held as of the close of business on the record date. The proxy card shows the number of shares of our common stock you are entitled to vote.

Q:	What constitutes a quorum?
A:	A quorum refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. The presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast will constitute a quorum for the transaction of business at the meeting. If a share is represented for any purpose at the annual meeting it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and broker non-votes, if any, will be counted for purposes of determining the existence of a quorum.

Q:	What vote of stockholders is required to approve the proposals?
A:	Proposal One: Election of Directors. There is no cumulative voting in the election of directors. Each director is elected by a plurality of all the votes cast at the annual meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. This means that the nine individuals nominated for election to our board of directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected. Votes against, and votes withheld in respect of, a candidate will have no effect on the outcome of the election of directors except in the case of votes withheld to the extent they revoke earlier dated votes.

Proposal Two:  Ratification of Appointment of Independent Registered Accounting Firm. Approval of the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2016 requires the affirmative vote of a majority of the votes cast on the proposal.

Proposal Three:  Non-Binding Advisory Vote on Named Executive Officer Compensation. Approval of the proposal to adopt the resolution approving the executive compensation for our named executive officers as described herein requires the affirmative vote of a majority of the votes cast on the proposal.

Proposal Four:  Non-Binding Advisory Vote on The Frequency Of “Say-On-Pay” Votes. Because there are three alternatives for the non-binding advisory stockholder vote on executive compensation (every one, two or three years), it is possible that none of the three alternatives will receive a majority of the votes cast on this proposal. If no frequency receives a majority of the votes cast on this proposal, our board of directors intends to take the results of the vote on this proposal into account in its decision regarding the frequency with which the Company submits future non-binding advisory resolutions on executive compensation.

Q:	What effect will abstentions have on the vote for the proposals?
A:	An abstention will have no effect on the outcome of the vote on the proposals.
Q:	What is a “broker non-vote”?
A:	A broker non-vote occurs when stockholders who hold their shares of common stock through a broker, bank or other nominee (i.e., in “street name”) fail to provide such brokers with specific instructions on how to vote the shares, and the brokers do not have discretion to vote the shares under applicable stock exchange rules.
Q:	What effect will broker non-votes have on the vote for the proposals?
A:	A broker non-vote will have no effect on the outcome of the votes on the proposals.
Q:	What happens if I do not vote?
A:	If you do not vote, it will have no effect on the proposals.
Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A:	Your broker will not have discretion to vote your shares on the election of directors and other non-routine matters unless you provide your broker with instructions on how to vote. You should follow the procedures provided by your broker regarding how to instruct them to vote your shares.
Q:	How may I vote?
A:	You may vote in person at the annual meeting or by authorizing a proxy to vote your shares. Stockholders may submit their votes by authorizing a proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:
•	via the internet at any time prior to 11:59 p.m. Eastern Time on December 29, 2016, please refer to the instructions on your proxy card or your voting instructions form; or

•	by telephone at any time prior to 11:59 p.m. Eastern Time on December 29, 2016, please refer to the instructions on your proxy card or your voting instructions form.

For those stockholders with internet access, we encourage you to authorize a proxy to vote your shares via the internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the internet or by telephone prior to the annual meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. You may also vote your shares at the annual meeting. If you attend the annual meeting, you may vote in person, and any proxies that you authorized by mail or by internet or telephone will be superseded by the vote that you cast at the annual meeting.

By casting your vote in any of the ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

Voting in Person

Stockholders of record may vote in person by ballot at the annual meeting. Instructions for in-person voting, including directions to the annual meeting, can be obtained by calling our proxy solicitor, D.F. King & Co., Inc. (“D.F. King”) toll-free at (877) 674-6273 or by email: nyreit@dfking.com. Please note that even if you plan to attend the annual meeting in person, we encourage you to submit a proxy in advance to ensure your shares are represented. Your vote in person at the annual meeting will revoke any previously submitted proxy.

If you own common stock in “street name,” you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement. You should instruct your broker, bank or other nominee as to how to vote your shares of our common stock following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of our common stock. If you hold your shares of our common stock through a broker, bank or other nominee and wish to vote in person at the annual meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

If you hold shares in your own name as a holder of record with our transfer agent, you may either vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees for election to the board of directors, and you may vote for, against, or abstain from the approval of the non-binding advisory vote to approve the compensation of our named executive officers and the ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2016. With respect to the proposal to recommend, by non-binding vote, the frequency of future advisory votes on executive compensation, you may vote for one year, two years or three years. If you just submit your proxy without voting instructions, the proxies will vote your shares as recommended by our board of directors

Q:	How will proxies be voted?
A:	Shares represented by valid proxies will be voted at the annual meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, your shares will be voted “FOR” the election of each of the nominated directors named in proposal one, “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2016, “FOR” the adoption of a non-binding advisory resolution approving the executive compensation for our named executive officers and “FOR” holding future non-binding, advisory votes on executive compensation once every three years.

Our board of directors does not intend to present for consideration at the annual meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

Q:	Who is paying for this proxy solicitation?
A:	We are soliciting the proxy on behalf of our board of directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to make available copies of this proxy statement to people on whose behalf they hold shares of our common stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in making available proxy materials to the beneficial owners of shares of our common stock. In addition to soliciting proxies by mail, directors, officers and employees of our advisor, New York Recovery Advisors, LLC (the “Advisor”), and any replacement advisor may solicit proxies on behalf of our board of directors, without additional compensation, personally or by telephone.

We have also retained D.F. King to act as proxy solicitor. Under our agreement with D.F. King, D.F. King will receive a fee of $5,000 plus the reimbursement of reasonable expenses. In addition, we have retained Broadridge Investor Communication Solutions, Inc. (“Broadridge”) to act as proxy tabulator. Under our agreement with Broadridge, Broadridge will receive a fee of $16,000 plus the reimbursement of reasonable expenses.

Q:	How can I change my vote or revoke a proxy?
A:	You may revoke your proxy or change your vote at any time before your proxy is voted at the annual meeting. If you are a holder of record, you can do this in any of the three following ways:
•	by sending a written notice to the Secretary of the Company at the address set forth under “Where You Can Find More Information,” in time to be received before the annual meeting, stating that you would like to revoke your proxy;
•	by completing, signing and dating another proxy card and returning it by mail in time to be received before the annual meeting, or by completing a later dated proxy over the internet or by telephone, in which case your later dated proxy will be recorded and your earlier proxy revoked; or
•	if you are a holder of record, you can attend the annual meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone at the annual meeting will not revoke any proxy that you have previously given.

If you are a holder of record and you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of the Company no later than the beginning of the annual meeting. If your shares are held in street name by your broker, bank or other nominee, you should contact them to change your vote.

Q:	Do I have appraisal rights?
A:	No. Objecting stockholders are not entitled under Maryland law or our charter to appraisal rights or to any similar rights of dissenters in connection with any of the proposals to be voted upon at the annual meeting.
Q:	What does it mean if I receive more than one proxy card?
A:	Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call our Investor Relations department at (866) 902-0063. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

Q:	What if I receive only one set of proxy materials although there are multiple stockholders at my address?
A:	The U.S. Securities and Exchange Commission (“SEC”) has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our 2015 Annual Report or this proxy statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling our Investor Relations department at (866) 902-0063 or by mailing a request to New York REIT, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Q:	How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?
A:	In order for a stockholder proposal to be properly submitted for presentation at our 2017 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on July 12, 2017 and ending at 5:00 p.m., Eastern Time, on August 11, 2017. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Nicholas Radesca, Interim Chief Financial Officer, Treasurer and Secretary. For additional information, see the section in this proxy statement entitled “Stockholder Proposals for the 2017 Annual Meeting.”
Q:	What should I do now?
A:	You should complete, date and sign your proxy card and return it promptly in the enclosed postage-prepaid envelope, or authorize a proxy to vote your shares by internet or telephone (please refer to the instructions on your proxy card or your voting instructions form), as soon as possible so that your shares may be represented at the annual meeting, even if you plan to attend the annual meeting in person.
Q:	Whom should I call with other questions?
A:	If you have additional questions about this proxy statement or the annual meeting or would like additional copies of this proxy statement, please contact our proxy solicitor, D.F. King, at:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Toll-free: (877) 674-6273
Email: nyreit@dfking.com

PROPOSAL ONE: ELECTION OF DIRECTORS

Our board of directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations, including supervising our Advisor. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves on our board of directors until the next annual meeting of stockholders and (if longer) until his or her successor is duly elected and qualifies. Our charter and bylaws provide that the number of directors shall not be less than the minimum number required by Maryland law nor more than fifteen. The number of directors may be changed from time to time by resolution adopted by the affirmative vote of a majority of our board of directors. The number of directors on our board of directors is currently fixed at nine. In addition, until the expiration of the Standstill Period (as defined below under “— Settlement Agreement”), the size of our board of directors may not exceed nine directors, except in the event that our board of directors is expanded or subject to expansion in connection with the consummation of an equity financing that is approved by our board of directors.

Our board of directors has proposed the following nominees for election as directors, each to serve until the 2017 annual meeting of stockholders and until his or her successor is duly elected and qualifies: Craig T. Bouchard, Robert H. Burns, James P. Hoffmann, Gregory F. Hughes, William M. Kahane, Keith Locker, James Nelson, P. Sue Perrotty and Randolph C. Read. Each nominee currently serves as a director of the Company.

The proxy holder named on the proxy card intends to vote “FOR” the election of each of the nine nominees. If you do not wish your shares to be voted for any particular nominee, please identify the exception(s) in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the internet, follow the instructions provided in your proxy card or voting instruction form. There is no cumulative voting in the election of directors. Each director is elected by a plurality of all the votes cast at the annual meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. This means that the nine individuals nominated for election to our board of directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected. Votes against, and votes withheld in respect of, a candidate will have no effect on the outcome of the election of directors except in the case of votes withheld to the extent they revoke earlier dated votes.

We know of no reason why any nominee will be unable to serve if elected. If, at the time of the annual meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by our board of directors. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this proxy statement and the position and office, if any, that each nominee currently holds with the Company:

Name	Age	Position
Craig T. Bouchard	63	Independent Director
Robert H. Burns	87	Independent Director
James P. Hoffmann	55	Independent Director
Gregory F. Hughes	53	Independent Director
William M. Kahane	68	Director
Keith Locker	55	Independent Director
James Nelson	67	Independent Director, Conflicts Committee Chair
P. Sue Perrotty	63	Independent Director, Audit Committee Chair and Nominating and Corporate Governance Committee Chair
Randolph C. Read	64	Non-Executive Chairman of the Board of Directors

Settlement Agreement

Messrs. Hoffmann, Hughes and Bouchard were elected as directors pursuant to the agreement (the “Settlement Agreement”) we entered into with WW Investors LLC, Michael L. Ashner and Steven C. Witkoff (collectively, the “WW Investors”) on October 23, 2016 to settle a potential proxy contest pertaining to the election of directors at the annual meeting.

Pursuant to the Settlement Agreement among other things:

•	the size of our board of directors was expanded from six to nine directors and James P. Hoffmann, Gregory Hughes and Craig T. Bouchard were elected as members of our board of directors, each to serve until the annual meeting and until his successor is duly elected and qualifies;
•	Mr. Hoffmann was appointed as a member of the audit committee and Mr. Hughes was appointed to serve as a member of the compensation committee;
•	so long as WW Investors is not in breach of the Settlement Agreement, our board of directors will nominate Messrs. Hoffmann and Hughes for election at the annual meeting, together with our other nominees, and WW Investors will have certain rights to designate replacement directors if either of Messrs. Hoffmann and Hughes resigns from our board of directors or is rendered unable to serve on our board of directors by reason of death or disability prior to the end of the Standstill Period subject to such replacement directors being independent and recommended by the nominating and corporate governance committee and then approved by our board of directors in its sole discretion, after exercising their duties in good faith;
•	we opted out of Section 3-803 of the Maryland General Corporation Law (the “MGCL”), which would permit us to classify our board directors without a stockholder vote and notwithstanding any contrary charter or bylaw provision; provided that we may thereafter elect to be subject to Section 3-803 of the MGCL conditioned upon the approval thereof by our stockholders by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors;
•	WW Investors will not nominate or recommend any person for election, submit any proposal for consideration or participate in any “vote no,” “withhold” or similar campaign with respect to the annual meeting or the plan of liquidation;
•	WW Investors, which beneficially owned 1,213,140 shares of our common stock, representing less than 1% of the shares of our common stock then outstanding will vote at the annual meeting (and at any other meeting prior to the expiration of the Standstill Period) all shares of our common stock beneficially owned in favor of our director nominees and otherwise in accordance with our board of director’s recommendation;
•	until we make a public announcement that we have selected an external advisor or manager pursuant to the RFP (as defined in “— Information about the Board of Directors and its Committees”) in which an affiliate of WW Investors is participating, WW Investors may not sell any shares of our common stock, and, following that selection, if WW Investors or one of its affiliates is selected to serve as our external advisor or manager pursuant to the RFP, for so long as WW Investors or one of its affiliates serves as our external advisor or manager, WW Investors may sell shares of our common stock so long as it continues to own at least 1,000,000 shares of our common stock in the aggregate;
•	we agreed reimburse WW Investors for certain reasonable, documented out-of-pocket fees and expenses (including legal expenses) of up to $700,000 in the aggregate incurred in connection with WW Investors’ involvement with us;

•	WW Investors has agreed to customary standstill restrictions during the “Standstill Period,” which is the period beginning on the date of the Settlement Agreement and ending on the later of (x) December 31, 2017 and (y) the date that neither Mr. Hoffmann nor Mr. Hughes continues to serve on our board of directors. The Standstill Period will also terminate on the date that we file our proxy statement in respect of an annual meeting if either Mr. Hoffmann or Mr. Hughes is not nominated as a director unless such failure to be so nominated was attributable to his involvement in certain legal proceedings that would require disclosure in our Annual Report on Form 10-K.

For additional details regarding the terms of the Settlement Agreement, including a copy of the Settlement Agreement, please see the Current Report on Form 8-K that we filed with the SEC on October 24, 2016.

Business Experience of Nominees

Craig T. Bouchard

Craig T. Bouchard was elected as an independent director pursuant to the Settlement Agreement in October 2016 and appointed to the nominating and corporate governance committee and the conflicts committee. Mr. Bouchard serves as the Chairman of the Board and Chief Executive Officer of Braidy Industries, LLC. Mr. Bouchard served as the Chairman of the Board and Chief Executive Officer of Real Industry, Inc. (NASDAQ: RELY) from June 2013 to August 2016. Mr. Bouchard is a New York Times Best Selling Author, having co-authored a book on corporate management, “The Caterpillar Way: Lessons in Leadership, Growth and Stockholder Value,” Copyright 2013, (McGraw Hill, November 2013). In 2010, Mr. Bouchard founded Shale-Inland Holdings LLC (“Shale Inland,” now known as FloWorks International), a leading distributor of stainless steel pipe, valves and fittings, and stamped and fabricated parts to the United States energy industry. Mr. Bouchard served as the Chief Executive Officer and later as the Chairman of the Board of Shale-Inland through 2012. Before founding Shale-Inland, in 2004, Mr. Bouchard co-founded and was the President and Vice Chairman of the Board of the steel company Esmark, Inc. (NASDAQ: ESMK). From 1998 to 2003, Mr. Bouchard was the President and Chief Executive Officer of New York-based NumeriX, a risk management software company focused on financial markets. Prior to that, Mr. Bouchard was the Global Head of Derivatives Trading at the First National Bank of Chicago, where his career spanned 19 years. Mr. Bouchard is currently a member of the Leadership Board of the Department of Athletics at Duke University. Mr. Bouchard served on the Board of Trustees of Boston University and on the Foundation of the University of Montana. Mr. Bouchard holds a Bachelor of Arts degree from Illinois State University, a Master of Economics degree from Illinois State University, and a Master of Business Administration degree from the University of Chicago.

We believe that Mr. Bouchard’s current and prior experience as a director or executive officer of the companies described above and his business experience in the finance industry and other industries make him well qualified to serve on our board of directors.

Robert H. Burns

Robert H. Burns has served as an independent director of our company since October 2009. He has served as an independent director of American Realty Capital Hospitality Trust, Inc. (“ARC HOST”) since September 2014 and as an independent director of American Realty Capital Global Trust II, Inc. (“ARC Global II”) since February 2015. Mr. Burns also served as an independent director of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) from March 2012 until the close of ARC HT’s merger with Ventas, Inc. in January 2015. Mr. Burns served as an independent director of American Realty Capital Trust III, Inc. (“ARCT III”) from January 2011 to March 2012 and as an independent director of American Finance Trust, Inc. (formerly known as American Realty Capital Trust V, Inc., “AFIN”) from January 2013 until September 2014. He also served as an independent director of American Realty Capital Trust, Inc. (“ARCT”) from January 2008 until January 2013 when ARCT closed its merger with Realty Income Corporation. Mr. Burns is a hotel industry veteran with an international reputation and over thirty years of hotel, real estate, food and beverage and retail experience. He founded and built the luxurious Regent International Hotels brand, which he sold in 1992. From 1970 to 1992, Mr. Burns served as chairman and chief executive officer of Regent International Hotels, where he was personally involved in all strategic and major operating decisions. Mr. Burns and his team of professionals performed site selection, obtained land use and zoning approvals, performed all property due diligence, financed each project by raising both equity and arranging debt, oversaw planning, design and construction of each hotel property, and managed each asset. Each Regent hotel typically contained a significant food and beverage element and high-end retail component, frequently including luxury goods such as clothing, jewelry, as well as retail shops. Mr. Burns opened the first Regent hotel in Honolulu, Hawaii, in 1970. From 1970 to 1979, the company opened and managed a number of prominent hotels, but gained international recognition in 1980 with the opening of The Regent Hong Kong, which had many amenities and attracted attention throughout the world. In all, Mr. Burns developed over 18 major hotel projects including the Four Seasons Hotel in New York City, the Beverly Wilshire Hotel in Beverly Hills, the Four Seasons Hotel in Milan, Italy, and the Four Seasons Hotel in Bali, Indonesia. Mr. Burns formerly served as chairman of Barings’ Chrysalis Emerging Markets Fund and as a director of Barings’ Asia Pacific Fund. Additionally, he formerly was a member of the executive committee of the board of directors of Jazz at Lincoln Center in New York City. He also chaired the Robert H. Burns Foundation which he founded in 1992. The Robert H. Burns Foundation funded the education of Asian students at American schools. Mr. Burns in the past also frequently lectured at Stanford Business School. Mr. Burns served as a faculty member at the University of Hawaii from 1963 to 1994 and as president of the Hawaii Hotel Association from 1968 to 1970. Mr. Burns began his career in Sheraton’s Executive Training Program in 1958, and advanced within Sheraton and then within Westin Hotels from 1962 to 1963. He later spent eight years with Hilton International Hotels from 1963 to 1970. Mr. Burns graduated from the School of Hotel Management at Michigan State University in 1958 and the University of Michigan’s Graduate School of Business in 1960 after serving three years in the U.S. Army in Korea. For the past five years, Mr. Burns has been working on developing hotel projects in Asia, focusing on Vietnam and China.

We believe that Mr. Burns’ current and prior experience as a director or executive officer of the companies described above and his experience as a real estate developer for over 40 years, during which he developed over 18 major hotel projects, make him well qualified to serve as a member of our board of directors.

James P. Hoffmann

James P. Hoffmann was elected as an independent director and appointed to the audit committee pursuant to the Settlement Agreement in October 2016. Mr. Hoffmann is a former Partner and Senior Vice President of Wellington Management Company, a private, independent investment management company, at which he additionally served as the Global Industry Analyst for the real estate sector, as well as on numerous internal management oversight committees, from 1997 to 2012. Prior to that, Mr. Hoffmann served as Vice President and Analyst for Everen Securities, Inc., a nationwide brokerage firm, from 1995 to 1997, and LaSalle Street Capital Management, LLC, an investment advisory firm, in 1995. From 1992 to 1994, he served as Senior Investment Officer for Real Estate at the Washington State Investment Board, an agency which manages the state’s retirement and public funds. Mr. Hoffmann served as Vice President of Eastdil Realty, Inc., a real estate investment banking company, from 1986 to 1991. Mr. Hoffmann has served as a member of the Board of Trustees of First Potomac Realty Trust, a real estate investment trust, since May 2015, and also serves on its Audit Committee and Finance and Investment Committee. In addition, Mr. Hoffmann has served as a director of HCP, Inc., a company that invests primarily in real estate serving the healthcare industry in the United States, since July 2014, and also serves on its Audit Committee, Nominating and Corporate Governance Committee, and Finance Committee. Since March 2015, Mr. Hoffmann has been a member of the Board of Representatives of the International Market Centers, L.P., a private real estate investment trust for U.S. federal income tax purposes (“REIT”), and also serves on its Audit Committee and Compensation Committee. He received a B.S. in Economics and an M.S. in Real Estate Appraisal and Investment Analysis from the University of Wisconsin, Madison. Prior the Settlement Agreement, Mr. Hoffmann received $10,000 in cash from WW Investors in consideration of his agreement to serve as a nominee of WW Investors for election to our board of directors at annual meeting and WW Investors agreed to indemnify each of Mr. Hoffmann against claims arising from the solicitation of proxies at the annual meeting.

We believe that Mr. Hoffmann’s current and prior experience as a director or executive officer of the companies described above and his business experience in the REIT industry make him well-qualified to serve on our board of directors.

Gregory F. Hughes

Gregory F. Hughes was elected as an independent director and appointed to the compensation committee pursuant to the Settlement Agreement in October 2016. Mr. Hughes is currently Principal for Roscommon Capital Limited Partnership, a financial advisory and investment firm, a position that he has held since 2010. Mr. Hughes has served as a member of the Board of Directors and the Audit Committee of Gramercy Property Trust (NYSE: GPT) since 2012. Mr. Hughes also served as the Chief Operating Officer of SL Green Realty Corp. (NYSE:SLG) (“SL Green”) from 2007 to 2010 and its Chief Financial Officer from 2004 to 2010, responsible for finance, capital markets, investor relations and administration. From 2004 to 2008, Mr. Hughes also served as Chief Credit Officer of Gramercy Capital Corp. (NYSE:GKK) From 2002 to 2003, prior to joining SL Green, Mr. Hughes was Managing Director and Chief Financial Officer of the private equity real estate group at JP Morgan Partners. From 1999 to 2002, Mr. Hughes was a Partner and Chief Financial Officer of Fortress Investment Group, an investment and asset management firm which managed a real estate private equity fund of approximately $900 million and a real estate investment trust listed on the New York Stock Exchange (“NYSE”) with assets in excess of $1.3 billion. Mr. Hughes also served as Chief Financial Officer of Wellsford Residential Property Trust and Wellsford Real Properties, at which he was responsible for the firm’s financial forecasting and reporting, treasury and accounting functions, capital markets and investor relations. From 1985 to 1992, Mr. Hughes worked at Kenneth Leventhal & Co., a public accounting firm specializing in real estate and financial services. Mr. Hughes received a B.S. degree in Accounting from the University of Maryland and is a Certified Public Accountant. Prior the Settlement Agreement, Mr. Hughes received $10,000 in cash from WW Investors in consideration of his agreement to serve as a nominee of WW Investors for election to our board of directors at annual meeting and WW Investors agreed to indemnify each of Mr. Hughes against claims arising from the solicitation of proxies at the annual meeting.

We believe that Mr. Hughes’ current and prior experience as a director or executive officer of the companies described above and his business experience in the REIT industry and in real estate investment and management make him well-qualified to serve on our board of directors.

William M. Kahane

William M. Kahane has served as a director of our company since its formation in October 2009 and was appointed as executive chairman in December 2014 and served in such position until June 2015. Mr. Kahane also previously served as our president and treasurer, and the president and treasurer of the Advisor and the Company’s property manager, New York Recovery Properties, LLC (the “Property Manager”), from its formation in October 2009 until March 2012. Mr. Kahane has served as a director of Healthcare Trust, Inc. (“HTI”) since March 2013, including as executive chairman from December 2014 until February 2015. Mr. Kahane has served as a director of ARC HOST from February 2014, including as executive chairman from December 2014. Mr. Kahane previously served as the chief executive officer and president of ARC HOST from August 2013 until November 2014. Mr. Kahane has served as a director of Global Net Lease, Inc. (“GNL”), which is listed on the NYSE, since February 2015, including as executive chairman from February 2015 until March 2015. He also previously served an executive officer of GNL, the GNL advisor and the GNL property manager from October 2014 until February 2015. Mr. Kahane served as chief executive officer and director of AR Capital Acquisition Corp. (now known as Axar Acquisition Corp., “AUMA”) from August 2014 to October 2016. Mr. Kahane previously served as a director of American Realty Capital — Retail Centers of America, Inc. (“ARC RCA”) from its formation in July 2010, including as chairman from November 2014 until December 2015. Mr. Kahane also previously served as an executive officer of ARC RCA and the ARC RCA advisor from November 2014, including as chief executive office from December 2014, until December 2015. Mr. Kahane also previously served as an executive officer of ARC RCA and the ARC RCA advisor from their respective formations in July 2010 and May 2010 until March 2012. Mr. Kahane served as the chief executive officer and president of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”), the ARC DNAV advisor and the ARC DNAV property manager and as chairman of the board of directors of ARC DNAV from December 2014 until December 2015. Mr. Kahane also previously served as a director of ARC DNAV from September 2010 until March 2012 and as chief operating officer and secretary of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from November 2014 until December 2014. Mr. Kahane served as a director of American Realty

Capital New York City REIT, Inc. (“ARC NYCR”) from its formation in December 2013, including as executive chairman from December 2014, until November 2015. Mr. Kahane served as an executive officer of AFIN, the AFIN advisor and the AFIN property manager from November 2014, including as chief executive officer from December 2014, until May 2015. Mr. Kahane also previously served as executive chairman of the AFIN board of directors from February 2015 until November 2015. Mr. Kahane served as executive chairman of the board of directors of ARC Global II from December 2014 until November 2015 and previously served as an executive officer of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from October 2014 until December 2014. Mr. Kahane previously served as a director of Realty Finance Trust, Inc. (“RFT”) from November 2014, including as chairman from December 2014, until June 2015. Mr. Kahane served as executive chairman of the board of directors of American Realty Capital Healthcare Trust III, Inc. (“ARC HT III”) from December 2014 until November 2015. Mr. Kahane served as a director of Phillips Edison — ARC Grocery Center REIT II, Inc. from August 2013 until January 2015. Mr. Kahane served as a director of Business Development Corporation of America (“BDCA”) from its formation in May 2010 until December 2015 and as an executive officer from May 2010 until March 2012.

Mr. Kahane served as a director of ARC HT from its formation in August 2010 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Kahane previously served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their respective formations in August 2010 until March 2012. He also served as a director and executive officer of American Realty Capital Properties, Inc. (“ARCP”) (now known as VEREIT, Inc.) from December 2010 until March 2012. Additionally, Mr. Kahane served as an executive officer of ARCP’s former manager from November 2010 until March 2012 and served as a director of ARCP from February 2013 to June 2014. Mr. Kahane served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane served as an executive officer of ARCT III, the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as a director of RCS Capital Corporation (“RCAP”) from February 2013 until December 2014, and served as chief executive officer of RCAP from February 2013 until September 2014. RCAP filed for Chapter 11 bankruptcy in January 2016. In May 2016, RCAP and its affiliated debtors emerged from bankruptcy under the new name, Aretec Group, Inc. Mr. Kahane served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc. from February 2014 until December 2014, and served as a director of Cole Credit Property Trust, Inc. from May 2014 until February 2014. Mr. Kahane has served as an executive officer of the United Development Funding Income Fund V (“UDF V”) advisor since April 2015, and previously served as a member of the board of trustees of UDF V from October 2014 until November 2015. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co. (“Morgan Stanley”) specializing in real estate, including the lodging sector becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Nicholas S. Schorsch while a trustee at American Financial Realty Trust (“AFRT”), from April 2003 to August 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC (“GF Capital”), a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business.

We believe that Mr. Kahane’s current and prior experience as a director or executive officer of the companies described above and his significant investment banking experience in real estate make him well qualified to serve as a member of our board of directors.

Keith Locker

Keith Locker has served as an independent director of our company since November 2015. Mr. Locker has served Sunstone Hotel Investors, Inc. (NYSE: SHO) as a director since May 2, 2006 and was non-executive chairman from 2011 through 2015. Since May 2003, Mr. Locker has been president of Inlet Capital LLC (“Inlet”), an investment and asset management firm focused on the commercial real estate industry; president of Global Capital Resources LLC and GCR Advisors Inc. (both affiliates of Inlet), which companies together are the Co-General Partner and Co-Advisor, respectively, to the NYLIM-GCR Fund-1 2002 L.P., which provided fixed and variable rate senior and subordinate mortgages; and president and managing member of COP Holdings, LLC (an affiliate of Inlet), an investment firm focused on factory retail outlet centers. Furthermore, Mr. Locker was director of IVP Securities, LLC from 2004 through 2015. From December 2006 through 2007, Mr. Locker was a director of The Mills Corporation, a publicly traded retail mall REIT, where he was chairman of the compensation committee. From May 2005 to January 2007, he served as a director of Glenborough Realty Trust, a publicly traded office REIT, where he was a member of the audit and compensation committees until sale of the company to Morgan Stanley. Mr. Locker was previously a managing director in the Real Estate Investment Banking Group at Deutsche Bank Securities, Inc. from September 2000 to February 2003. Prior to joining Deutsche Bank in 2000, Mr. Locker was senior managing director at Bear, Stearns & Co. Inc., responsible for Real Estate Investment Banking. Mr. Locker has more than 30 years of major national market experience in REITS, real estate finance, private placements, capital markets and transaction structuring and risk management. Mr. Locker earned a B.S./B.A. from Boston University School of Management in 1983 and an M.B.A. from the Wharton School of the University of Pennsylvania in 1988.

We believe that Mr. Locker is well qualified to serve as a director due to his significant experience and leadership roles serving as an executive officer or director of various real estate companies as discussed above, and his experience in REITs, real estate, capital markets, governance, risk management and asset management.

James Nelson

James Nelson has served as an independent director of our company since November 2015. Mr. Nelson has served as a director of Icahn Enterprises GP since June 2001 and is a member of the audit committee. Mr. Nelson has served as a director and a member of the audit committee of Herbalife Ltd. since April 2014. Mr. Nelson has served as a director and member of the compensation, governance and strategic alternatives committees of Voltari Corporation (f/k/a Motricity Inc.) from June 2011 until September 2015, and from January 2012 until September 2015, he served as chairman of its board of directors. Mr. Nelson served as a director of Single Touch Systems, Inc., a technology based mobile media solutions provider, from May 2013 through April 2014. From April 2014 to August 2014, Mr. Nelson served as a director of Ubiquity Broadcasting Corporation, a vertically integrated, technology-focused media company. From December 2003 until June 2007 Mr. Nelson served as a director and member of the audit committee of American Entertainment Properties Corp. (“AEP”). From May 2005 until November 2007, Mr. Nelson served as a director and member of the audit committee of Atlantic Coast Entertainment Holdings, Inc. From 1986 until 2009, Mr. Nelson was chairman and chief executive officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From March 1998 through 2003, Mr. Nelson was chairman and chief executive officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients. From August 1995 until July 1999, Mr. Nelson was chief executive officer and co-chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector. From August 1995 until March 2001, he was on the Board of Orbitex Financial Services Group. From April 2003 through April 2010, Mr. Nelson served as a director and chairman of the audit committee of the Viskase Companies INC., a food packaging company. From January 2008 through June 2008, Mr. Nelson served as a director and member of the audit committee of Shuffle Master, Inc., a gaming manufacturing company. From March 2008 until March 2010, Mr. Nelson was a director and served on the audit committee of Pacific Energy Resources Ltd., an energy producer. From April 2008 thru November 2012 Mr. Nelson served as a director and as chairman of the audit committee of Cequel

Communications, an owner and operator of a large cable television system. From March 2010 to May 2014 Mr. Nelson served as a director and member of the audit committee of Tropicana Entertainment Inc., a subsidiary of Icahn Enterprises L.P. From April 2010 to November 2013, Mr. Nelson served as a director and member of the audit committee of Take-Two Interactive Software, Inc., a global publisher and developer of interactive entertainment software products.

We believe that Mr. Nelson is well qualified to serve as a director due to his significant experience and leadership roles serving as chief executive officer, director and chairman of the audit committee of various companies as discussed above.

P. Sue Perrotty

P. Sue Perrotty has served as an independent director of our company since September 2014 and as chair of our audit committee since December 2014. Ms. Perrotty has served as non-executive chair of GNL since March 2015, as an independent director of AUMA since October 2014 and as an independent director of ARC HT III since August 2014. Ms. Perrotty served as an independent director of ARC HT from November 2013 until the close of ARC HT’s merger with Ventas, Inc. in January 2015. Ms. Perrotty also served as an independent director of ARC DNAV from August 2013 until August 2014 and as an independent director of ARC HOST from September 2013 until September 2014. Ms. Perrotty has served as president and chief executive officer of AFM Financial Services in Cranford, New Jersey since April 2011. Ms. Perrotty also has been an investor and advisor to several small businesses and entrepreneurs in varying stages of development since August 2008. Ms. Perrotty served in the administration of Governor Edward G. Rendell as chief of staff to First Lady, Judge Marjorie Rendell from November 2002 through August 2008. Ms. Perrotty held the position of executive vice president and head of Global Operations for First Union Corp. as a member of the Office of the Chairman from January 2001 to January 2002. Prior to that time, Ms. Perrotty was Banking Group head for the Pennsylvania and Delaware Banking Operations of First Union from November 1998 until January 2001. Ms. Perrotty joined First Union through the merger with Corestates Bank where she served as executive vice president and head of IT and Operations from April 1996 until November 1998. From 1980 through April 1996, Ms. Perrotty also served at Meridian Bancorp as senior executive vice president and head of all Consumer Businesses including Retail Banking, Mortgage Banking, Product Development and Marketing as well as strategic customer information and delivery system development. Ms. Perrotty was a member of the chairman’s staff in each of the companies she served. Ms. Perrotty serves on several boards including the Board of Trustees of Albright College, where she is currently chair of the Finance Committee and member of the Investment and Property subcommittees. Ms. Perrotty also serves as vice chair of the Berks County Community Foundation and as development chair for the Girls Scouts of Eastern PA Board. Ms. Perrotty has received several awards for community leadership and professional accomplishments including the PA 50 Best Women in Business, the Franciscan Award from Alvernia University, the Albright College Distinguished Alumni Award, the Women of Distinction Award from the March of Dimes, Taking the Lead Award from the Girl Scouts of Eastern PA and the 2006 Champion of Youth Award from Olivet Boys & Girls Club. Ms. Perrotty is a graduate of Albright College with a Bachelor of Science degree in Economics and was also awarded an Honorary Doctor of Laws degree from Albright College in 2010.

We believe that Ms. Perrotty’s current and prior experience as a director or executive officer of the companies described above, her prior business experience and her leadership qualities make her well-qualified to serve on our board of directors.

Randolph C. Read

Randolph C. Read has served as an independent director of our company since December 2014, including as non-executive chairman of our board of directors since June 2015. Mr. Read served as the non-executive chairman of the board of directors of HTI from February 2015 through October 2016. Mr. Read has also served as an independent director of BDCA since December 2014. In November 2016, BDCA ceased to be advised by an affiliate of AR Global Investments, LLC (the successor business to AR Capital, LLC, “AR Global”) and became advised by an affiliate of Benefit Street Partners L.L.C. Mr. Read has also served as an independent director of Business Development Corporation of America II (“BDCA II”) from December 2014 until the liquidation and dissolution of BDCA II in December 2015. Mr. Read has been president and chief executive officer of Nevada Strategic Credit Investments, LLC since 2009. From 2007 to 2009 Mr. Read served with The Greenspun Corporation, lastly as executive director and president, whose companies included its wholly owned subsidiary American Nevada Realty. Mr. Read has previously served as president of a variety of other companies, including International Capital Markets Group, Inc. Mr. Read serves on one advisory board and has previously served on a number of public and private company boards. He is admitted as a Certified Public Accountant and has an M.B.A. in Finance from the Wharton Graduate School of the University of Pennsylvania and a B.S. from Tulane University.

We believe that Mr. Read’s prior business experience and his leadership qualities make him well qualified to serve as a member of our board of directors.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2017 ANNUAL STOCKHOLDERS MEETING AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES.

Information about the Board of Directors and its Committees

Our board of directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations. The Advisor is wholly owned by our Sponsor. William M. Kahane, a member of our board of directors, shares control of the Sponsor. In accordance with our announcement on September 7, 2016, we have issued a Request for Proposals (the “RFP”) for all interested, qualified parties to serve as our external advisor upon expiration of the existing advisory agreement with the Advisor, which will occur on December 26, 2016 unless the existing advisory agreement is extended by mutual agreement on terms satisfactory to us and the Advisor. Pursuant to the existing advisory agreement, we have provided notice to the Advisor that the existing advisory agreement will terminate in accordance with its terms on December 26, 2016. We are evaluating proposals received under the RFP and exploring a short extension of the existing advisory agreement, and a decision has not been made as to the timing any new advisory agreement will commence, the party that will be our new advisor or the terms of any new advisory agreement. We expect to complete this RFP process prior to the annual meeting.

Our board of directors has four committees each comprised entirely of independent directors: an audit committee, a nominating and corporate governance committee, a compensation committee and a conflicts committee. In addition, until the expiration of the Standstill Period under the Settlement Agreement, if either of Messrs. Hoffmann and Hughes or both of them remains on our board of directors, our board of directors may not establish an executive committee without the approval of whichever of Messrs. Hoffmann and Hughes or both of them remains on our board of directors.

Our board of directors held a total of 21 meetings during the year ended December 31, 2015 and took action by written consent on six occasions. All directors and nominees attended more than 75% of the meetings of our board of directors held during the period for which they were a director and the total number of meetings held by all committees of our board of directors on which they served during the periods that they served, and all but two of our directors and nominees attended all of these board and committee meetings. Three out of four of our directors who served on our board of directors during the period the 2015 annual stockholders’ meeting was held attended that meeting in person or by telephone. We anticipate that all directors and nominees will attend the annual meeting. We encourage all directors and director nominees to attend our annual meetings of stockholders.

Director Independence

Our board of directors and the nominating and corporate governance committee have considered the independence of each director and director nominee in accordance with the elements of independence set forth in the listing standards of the NYSE, the other applicable NYSE corporate governance listing requirements and the rules and regulations of the SEC. Based upon information solicited from each director and director nominee, our board of directors has affirmatively determined that each of Messrs. Hoffmann, Hughes,

Bouchard, Read, Nelson, Locker and Burns have no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) other than as our director and are “independent” within the meaning of the NYSE’s director independence standards, as currently in effect and under the applicable NYSE corporate governance listing requirements and the rules and regulations of the SEC.

Board Leadership Structure and Role in Risk Oversight

Randolph C. Read serves as the non-executive chairman of our board of directors and Michael A. Happel serves as our chief executive officer. As non-executive chairman of our board of directors who is also an independent director, Mr. Read also presides over all executive sessions of independent directors. As chief executive officer of the Company and the Advisor, Mr. Happel is responsible for the daily operations of the Company. Our board of directors believes that its leadership structure, which separates the chairman and chief executive officer roles, is appropriate at this time in light of the inherent differences between the two roles. This division of authority and responsibilities also allows our chief executive officer to focus his time on running our daily operations and our chairman to focus his time on organizing the work of our board of directors and presiding over meetings of our board of directors. Our board of directors may modify this structure to best address the Company’s circumstances for the benefit of its stockholders when appropriate.

Our board of directors has an active role in overseeing the management of risks applicable to the Company primarily through the audit committee, which reports to the entire board of directors and is comprised solely of independent directors. The audit committee oversees and reviews accounting, financial, legal and regulatory risks and meets regularly with management and considers the feedback management provides concerning the risks related to our enterprise, business, operations and strategies. In addition, management reports to our board of directors and the audit committee on our properties and the risks related thereto, asset impairments, leverage position, related party transactions, compliance with applicable covenants under the agreements governing our indebtedness and our continued qualification as a REIT. Each of the other standing committees of our board of directors, all of which are comprised entirely of independent directors, perform other critical functions related to their specific responsibilities and authorities as described in more detail herein that assist our board of directors in overseeing the management of risks applicable to the Company. For example, the conflicts committee reviews, evaluates and approves related party transactions. Although each committee is responsible for overseeing the management of certain risks, the full board of directors is regularly informed by its committees about these risks. This enables our board of directors and its committees to coordinate risk oversight and the relationships among the various risks. We believe that the extent of our board of directors’ (and its committees’) role in risk oversight complements our board of directors’ leadership structure because it allows our independent directors, through the four fully independent board of directors committees, executive sessions with our independent registered public accounting firms, and otherwise, to exercise oversight of risk without any conflict that might discourage critical review.

Audit Committee

The Company has a standing audit committee, which is currently chaired by Ms. Perrotty and also includes Messrs. Read, Locker and Hoffmann. Our board of directors has determined that all the current members of the audit committee are independent for purposes of the applicable NYSE corporate governance listing requirements and the rules and regulations of the SEC. In addition, our board of directors has determined that Ms. Perrotty, Mr. Locker and Mr. Hoffmann are each qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.

The audit committee held eight meetings during the year ended December 31, 2015. The charter of the audit committee is available to any stockholder who requests it c/o New York REIT, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The audit committee charter is also available on the Company’s website at www.nyrt.com by clicking on “Investor Relations — Corporate Information — Governance Documents —  Audit Committee Charter.”

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

The report of the directors who were members of the audit committee at the time of the approval of our financial statements for the year ended December 31, 2015 in connection with the filing of our Annual Report on Form 10-K for the year ended December 31, 2015 on February 26, 2016 is discussed under the heading “Audit Committee Report.”

Nominating and Corporate Governance Committee

The Company has a standing nominating and corporate governance committee, which is currently chaired by Ms. Perrotty and also includes Messrs. Read, Nelson and Bouchard. Our board of directors has determined that all the members of the nominating and corporate governance committee are independent for purposes of the applicable NYSE corporate governance listing requirements and the rules and regulations of the SEC.

The nominating and corporate governance committee held two meetings during the year ended December 31, 2015. The charter of the nominating and corporate governance committee is available to any stockholder who requests it c/o New York REIT, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The audit committee charter is also available on the Company’s website at www.nyrt.com by clicking on “Investor Relations — Corporate Information — Governance Documents — Nominating and Corporate Governance Committee Charter.”

The nominating and corporate governance committee is responsible for the following:

•	providing counsel to our board of directors with respect to the organization, function and composition of our board of directors and its committees;
•	overseeing the self-evaluation of our board of directors and our board of directors’ evaluation of management;
•	periodically reviewing and, if appropriate, recommending to our board of directors changes to our corporate governance policies and procedures; and
•	and identifying and recommending to our board of directors potential director candidates for nomination.

In evaluating directors to serve as members of each committee of our board of directors, the nominating and governance committee takes into account the applicable requirements for members of committees of boards of directors under the applicable NYSE corporate governance listing requirements and the rules and regulations of the SEC, our Corporate Governance Guidelines and the charter of each such committee and may take into account such other factors or criteria as the nominating and governance committee deems appropriate, including directors’ personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company; experience in the Company’s industry with relevant social policy concerns; diversity of both background and experience; practical and mature business judgment, including ability to make independent analytical inquiries; the nature of and time involved in a director’s service on other boards or committees; and, with respect to any person already serving as a director, the director’s past attendance at meetings and participation in and contribution to the activities of our board of directors. The nominating and governance committee considers potential nominees without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability. The nominating and corporate governance committee has not adopted a formal policy with respect to diversity. In general, the Company seeks a board of directors that includes a diversity of perspectives and includes individuals that possess backgrounds, skills, expertise and attributes that allow them to function collaboratively and effectively together in their oversight of the Company.

Third party search firms have been retained in the past, and may be retained in the future, to provide professional assistance and advice to the nominating and corporate governance committee and our board of directors in identifying and evaluating potential independent director nominees for detailed consideration by the nominating and corporate governance committee and then our board of directors. Candidates may also come to the attention of the nominating and corporate governance committee through current members of our board of directors, current management, stockholders or other persons. Stockholders who would like to propose an independent director candidate for the consideration of our board of directors may do so by following the procedures under the section entitled “Stockholder Proposals for the 2017 Annual Meeting — Stockholder Proposals and Nominations for Directors to Be Presented at Meetings” of this proxy statement. We have not adopted a specific policy regarding the consideration of director nominees recommended to our nominating and corporate governance committee by stockholders.

Compensation Committee

The Company has a standing compensation committee, which is currently chaired by Mr. Burns and also includes Messrs. Locker, Nelson and Hughes. Our board of directors has determined that all the members of the compensation committee are independent for purposes of the applicable NYSE corporate governance listing requirements and the rules and regulations of the SEC. In addition, our board of directors has determined all of the members of the compensation committee are “non-employee directors” within the meaning of the rules of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The compensation committee held four meetings and took action by written consent on two occasions during the year ended December 31, 2015. The charter of the compensation committee is available to any stockholder who requests it c/o New York REIT, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The compensation committee charter is also available on the Company’s website at www.nyrt.com by clicking on “Investor Relations — Corporate Information — Governance Documents — Compensation Committee Charter.”

The principal functions of the compensation committee are to:

•	approve and evaluate all compensation plans, policies and programs, if any, as they affect the Company’s executive officers;
•	review and oversee management’s annual process, if any, for evaluating the performance of our senior officers and review and approve on an annual basis the remuneration for our senior officers;
•	oversee our equity incentive plans, including, without limitation, the issuance of stock options, restricted shares, restricted stock units, dividend equivalent shares and other equity-based awards;
•	assist our board of directors and the chairman in overseeing the development of executive succession plans; and
•	determine from time to time the remuneration for our non-executive directors.

The compensation committee administers our employee and director incentive restricted share plan. See “Compensation of Executive Officers and Directors — Share-Based Compensation Plans — Restricted Share Plan.” The compensation committee also administers the Company’s 2014 Second Amended and Restated 2014 Advisor Multi-Year Outperformance Agreement (the “OPP”) and has other powers thereunder, although all of these powers can be exercised by the full board of directors if our board of directors so elects. See “Certain Relationships and Related Transactions — 2014 Advisor Multi-Year Outperformance Agreement.”

In carrying out its responsibilities, our compensation committee may delegate any or all of its responsibilities to a subcommittee to the extent consistent with our charter, bylaws, corporate governance guidelines and any other applicable laws, rules and regulations.

The Company retained FTI Consulting, Inc. (“FTI”), a third-party compensation consultant, in February 2014 to provide recommendations to assist our board of directors with determining the amount and form of executive and director compensation. The Company utilized FTI until May 2015 and, since May 2015, neither FTI nor any other third-party compensation consultant provided recommendations to assist our board of directors with determining the amount and form of executive and director compensation. In addition, our executive officers provide input and recommendations to our board of directors for the compensation paid to each of our directors. Our board of directors considers these recommendations when determining compensation for our directors.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

Conflicts Committee

On August 5, 2015, our board of directors established a conflicts committee, which is currently chaired by Mr. Nelson and also includes Ms. Perrotty, Mr. Burns and Mr. Bouchard. Our board of directors has determined that all the members of the conflicts committee are independent for purposes of the applicable NYSE corporate governance listing requirements and the rules and regulations of the SEC.

Our conflicts committee held two meetings and took action by written consent on one occasion during the year ended December 31, 2015. The charter of the conflicts committee is available to any stockholder who sends a request to New York REIT, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The conflicts committee charter is also available on our website at www.nyrt.com by clicking on “Investors — Corporation Information — Governance Documents — Conflicts Committee Charter.”

Pursuant to the conflicts committee charter, the conflicts committee has the authority to: (i) review and evaluate the terms and conditions, and to determine the advisability of any transactions (“Related Party Transactions”) and conflict of interest situations between us, on the one hand, and any of the Sponsor, the Advisor, a director, an officer or any affiliate thereof, on the other hand; (ii) to negotiate the terms and conditions of any Related Party Transaction, and, if the conflicts committee deems appropriate, but subject to the limitations of applicable law, to approve the execution and delivery of documents in connection with any Related Party Transaction on our behalf; (iii) to determine whether the relevant Related Party Transaction is fair to us, and in our best interest and the best interest of our stockholders; and (iv) to recommend to our board of directors what action, if any should be taken by our board of directors with respect to any Related Party Transaction.

Prior to the establishment of the conflicts committee in August 2015, the independent directors reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand. The conflicts committee (or, with respect to determinations made prior to the establishment of the conflicts committee, the independent directors) has determined that all our transactions and relationships with our Sponsor, our Advisor and their respective affiliates since January 1, 2015 were fair and were approved in accordance with these policies.

In addition, we have entered into certain agreements with the Advisor in order to reduce or eliminate certain potential conflicts of interest. See “Certain Relationships and Related Transactions — Review, Approval or Ratification of Transactions with Related Persons.”

Family Relationships

There are no familial relationships between any of our directors, nominees and executive officers.

Communications with the Board of Directors

Our stockholders may communicate with our board of directors by sending written communications addressed to such person or persons in care of New York REIT, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Nicholas Radesca, Interim Chief Financial Officer, Treasurer and Secretary. Mr. Radesca will deliver all appropriate communications to our board of directors no later than the next regularly scheduled meeting of our board of directors. If our board of directors modifies this process, the revised process will be posted on our website.

EXECUTIVE OFFICERS

The following table presents certain information as of the date of this proxy statement concerning each of our executive officers serving in such capacity:

Name	Age	Principal Occupation and Positions Held
Michael A. Happel	53	Chief Executive Officer and President
Nicholas Radesca	51	Interim Chief Financial Officer, Treasurer and Secretary
Patrick O’Malley	45	Chief Investment Officer

We expect that, if the Advisor is terminated, Messrs. Happel, Radesca and O’Malley will resign as our executive officers.

Michael A. Happel

Michael A. Happel has served as chief executive officer of the Company, the Advisor and the Property Manager, since December 2014, as president of the Company, the Advisor and the Property Manager since March 2014. Mr. Happel also previously served as treasurer and secretary of the Company, the Advisor and the Property Manager from November 2014 until December 2014. Prior to that time, Mr. Happel served as the Company’s executive vice president, chief investment officer and as an observer to our board of directors since the Company’s formation in October 2009 and as the executive vice president and chief investment officer of the Advisor and Property Manager since their formation in November 2009. Mr. Happel has also served as chief executive officer of ARC NYCR and ARC NYCR’s advisor and property manager since December 2014, as secretary of ARC NYCR and ARC NYCR’s advisor and property manager since November 2014 and as president of ARC NYCR and ARC NYCR’s advisor and property manager since their formation in December 2013. Mr. Happel previously served as president of American Realty Capital New York City REIT II, Inc. (“ARC NYCR II”), the ARC NYCR II advisor and the ARC NYCR II property manager from August 2014 and as chief executive officer and secretary of ARC NYCR II, the ARC NYCR II advisor and the ARC NYCR II property manager from January 2015, in each case until the liquidation and dissolution of ARC NYCR II in January 2016. Mr. Happel has over 20 years of experience successfully investing in real estate, including office, retail, multifamily, industrial, and hotel properties, as well as real estate companies. From 1988 to 2002, he worked at Morgan Stanley & Co., specializing in real estate and becoming co-head of acquisitions for the Morgan Stanley Real Estate Funds (“MSREF”), in 1994. While at MSREF, he was involved in acquiring over $10 billion of real estate and related assets in MSREF I and MSREF II. As stated in a report prepared by Wurts & Associates for the Fresno County Employees’ Retirement Association for the period ending September 30, 2008, MSREF I generated approximately a 48% gross internal rate of return for investors and MSREF II generated approximately a 27% gross internal rate of return for investors. In 2002, Mr. Happel left Morgan Stanley & Co. to join Westbrook Partners, a large real estate private equity firm with over $5 billion of real estate assets under management at the time. From October 2004 to May 2009, he worked at Atticus Capital, a multi-billion dollar hedge fund, as the head of real estate with responsibility for investing primarily in REITs and other publicly traded real estate securities. Mr. Happel received a B.A. in economics from Duke University and a J.D. from Harvard Law School.

Nicholas Radesca

Mr. Radesca has served as our interim chief financial officer, treasurer and secretary and the interim chief financial officer, treasurer and secretary of the Advisor and the Property Manager since June 2015 and previously served in such capacities from February 2014 to March 2014. Mr. Radesca has served as the interim chief financial officer and treasurer of ARC NYCR, the ARC NYCR advisor and the ARC NYCR property manager since June 2015. Mr. Radesca has served as chief financial officer, treasurer and secretary of AFIN, the AFIN advisor and the AFIN property manager since November 2015. He also previously served as an executive officer of AFIN, the AFIN advisor and the AFIN property manager from December 2014 until May 2015. Mr. Radesca previously served as chief financial officer, treasurer and secretary of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from January 2014, November 2014 and December 2014, respectively, in each case until the liquidation and dissolution of ARC DNAV in April 2016. Mr. Radesca served as chief financial officer, treasurer and secretary of RFT and the RFT advisor from November 2015 until September 2016. Mr. Radesca also previously served as an executive office of RFT and the RFT advisor from January 2013 until November 2014. Mr. Radesca served as the chief financial officer, treasurer and secretary of AUMA from August 2014 until October 2016. Mr. Radesca previously served as an executive officer of BDCA from February 2013 until December 2015. Mr. Radesca served as the interim chief financial officer and treasurer of ARC NYCR II, the NYCR II advisor and the NYCR II property manager from June 2015 until the dissolution and liquidation of ARC NYCR II in January 2016. Mr. Radesca also previously served as interim chief financial officer, treasurer and secretary of ARC HOST, the ARC HOST advisor and the ARC HOST property manager from May 2014 until December 2014. Mr. Radesca served as interim chief financial officer of ARC RCA and the ARC RCA advisor from May 2014 until December 2014. Mr. Radesca also served as interim chief financial officer of American Realty Capital — Retail Centers of America II, Inc. (“ARC RCA II”) and the ARC RCA II advisor from June 2015 until the liquidation and dissolution of ARC RCA II in January 2016. Mr. Radesca has served as an executive officer of the advisor to UDF V from September 2013 until April 2016. Prior to joining the predecessor to AR Global in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC, from March 2008 to May 2012, where he served as the chief financial officer and corporate secretary for Solar Capital Ltd. and its predecessor company, and Solar Senior Capital Ltd., both of which are publicly traded business development companies. From 2006 to February 2008, Mr. Radesca served as the chief accounting officer at iStar Financial Inc. (“iStar”), a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, Mr. Radesca served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has more than 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. Mr. Radesca holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the California State University, East Bay.

Patrick O’Malley

Patrick A. O’Malley has served as our chief investment officer since June 2015 and the chief investment officer of the Advisor since May 2015. Mr. O’Malley has also served as chief investment officer of ARC NYCR since June 2015 and has served as chief investment officer of the ARC NYCR advisor since May 2015. Prior to that time, Mr. O’Malley served as our managing director of acquisitions from June 2012 until June 2015 and as the managing director of acquisitions for ARC NYCR from April 2014 until May 2015. Mr. O’Malley is actively involved in all aspects of the real estate portfolio and has over 13 years of real estate experience with a concentration on the New York City Metro area. From February 2011 until May 2012, Mr. O’Malley was a Senior Vice President at Wagenhals Development Group (“WDG”), where he focused on real estate redevelopment opportunities. Prior to joining WDG, Mr. O’Malley served as managing director for the real estate capital markets group at Rockwood Real Estate Advisors from September 2008 until January 2011. Prior to Mr. O’Malley’s involvement in real estate, he worked on Wall Street at several firms including Donaldson, Lufkin & Jenrette and Salomon Smith Barney. Mr. O’Malley holds a B.A. from Manhattan College and previously held the following financial licenses: Series 3 (commodities), Series 4 (derivatives), Series 7 (general securities), Series 24 (regulatory compliance), Series 55 (equity trading) and Series 63 (state law and regulations). Additionally, Mr. O’Malley spent two years in the United States Peace Corps in Mali, West Africa as a small business development volunteer.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

We currently have no employees. Our Advisor performs our day-to-day management functions. Our named executive officers, Michael A. Happel, Nicholas Radesca and Patrick O’Malley, are employees of affiliates of the Advisor and Property Manager and, except in the limited circumstances described below, do not receive any compensation directly from us for serving as our executive officers. Moreover, we do not reimburse our Advisor and its affiliates that are involved in the managing our operations, including the Property Manager, for salaries, bonuses or benefits incurred by these entities and paid to our named executive officers.

See “Certain Relationships and Related Transactions” for a discussion of fees payable and expenses reimbursable to the Advisor, the Property Manager and their affiliates under our agreements with them.

We do not determine the compensation payable to our named executive officers by our Advisor or its affiliates. Our Advisor or its affiliates, in their discretion, determine the levels of base salary and cash incentive compensation earned by our named executive officers. Our Advisor or its affiliates also determine whether and to what extent our named executive officers are provided with pension, deferred compensation and other employee benefits plans and programs. As a result, we do not have, and our board of directors and compensation committee have not considered, a compensation policy or program for our named executive officers, except to the limited extent described below.

Our employee and director incentive restricted share plan (the “RSP”) provides for the issuance of restricted shares of our common stock (“restricted shares”). Our board of directors has delegated its administrative responsibilities under the RSP to our compensation committee. In this capacity, our compensation committee has the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of our Advisor and its affiliates, employees of entities that provide services to us, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to us. Our compensation committee also has the ability in this capacity to determine what form the awards will take and the terms and conditions of the awards.

In February 2015, our compensation committee granted an aggregate of 279,679 restricted shares under the RSP to the employees of the Advisor and its affiliates, and in March 2015 we issued 279,365 restricted shares, including 53,737 restricted shares granted to Gregory W. Sullivan, who was then our chief financial officer. In June 2015, our compensation committee granted 48,264 restricted shares to Patrick O’Malley, who is an employee of our Advisor and was appointed to be our chief investment officer in June 2015, and 9,656 restricted shares to Nicholas Radesca, who is an employee of our Advisor and replaced Mr. Sullivan upon his resignation as our chief financial officer in June 2015. These restricted shares vest pro rata over a four-year period beginning on March 31, 2016. Mr. Sullivan forfeited his unvested interests in his restricted shares upon his resignation in June 2015.

In November 2015, our compensation committee awarded Mr. Radesca 30,000 restricted shares, which vest pro rata over a three-year period beginning on November 3, 2016, subject to automatic vesting in their entirety upon his resignation or replacement as interim chief financial officer at any time.

Our compensation committee considered our overall corporate performance as one of the important factors in determining to make the grants discussed above to certain of our named executive officers as well as other employees of the Advisor and its affiliates. In addition, our compensation committee considered individual contributions to our activities by our named executive officers and other employees of our Advisor and its affiliates and consulted with our Advisor and our named executive officers. In establishing the amounts of these awards, our compensation committee did not engage in any benchmarking of award levels/opportunities or consider specific performance targets. These awards were generally intended to align the interests of the recipients with the interests of our stockholders and to further provide flexibility to us in our ability to enable our Advisor and its affiliates who support our Advisor to attract, motivate and retain talented individuals. The vesting requirements of these awards were designed to promote retention.

Our compensation committee has not made any grants in 2016 or adopted an equity incentive compensation program for 2016.

Because our named executive officers did not receive any compensation directly from us in any fiscal year prior to the year ended December 31, 2015, we have not held a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation at any annual meeting since our inception. Because our named executive officers did receive compensation directly from us in the fiscal year ended December 31, 2015, we are holding a non-binding advisory stockholder vote on executive compensation for our named executive officers and a non-binding advisory stockholder vote on the frequency of the stockholder vote on executive compensation at the annual meeting. See “Proposal Three: Non-Binding Advisory Vote on Named Executive Officer Compensation” and “Proposal Four: Non-Binding Advisory Vote on the Frequency of ‘Say-on-Pay’ Votes.”

Compensation of Executive Officers

The following table summarizes the annual compensation received by our named executive officers for the fiscal years ended December 31, 2015, 2014 and 2013:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Michael A. Happel, President and Chief Executive Officer	2015	$—	$—	$—	$—	$—
	2014	—	—	—	—	—
	2013	—	—	—	—	—
Nicholas Radesca, Interim Chief Financial Officer, Treasurer and Secretary(3)	2015	$—	$—	$446,836	$5,631	$452,467
	2014	—	—	—	—	—
	2013	—	—	—	—	—
Gregory W. Sullivan, Former Chief Financial Officer, Treasurer and Secretary(3)	2015	$—	$—	$556,715	$6,180	$562,895
	2014	—	—	—	—	—
	2013	—	—	—	—	—
Patrick O’Malley, Chief Investment Officer(4)	2015	$—	$—	$500,015	$16,651	$516,666
	2014	—	—	—	—	—
	2013	—	—	—	—	—

(1)	Amounts in this column represent the aggregate grant date fair value of awards of restricted shares calculated in accordance with FASB ASC Topic 718 for purposes of this table only. In our consolidated financial statements included in the 2015 Annual Report and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, these grants have been accounted for under FASB ASC Topic 505.
(2)	The amount reported as “All Other Compensation” represents the value of distributions on unvested restricted shares.
(3)	On June 3, 2015, Mr. Sullivan resigned as our chief financial officer, forfeiting his unvested interests in his restricted shares, and was replaced by Mr. Radesca, who continues to serve as our interim chief financial officer. Mr. Radesca is an employee of affiliates of the Advisor since December 2012.
(4)	On June 22, 2015, Mr. O’Malley was appointed as our chief investment officer. Mr. O’Malley is an employee of affiliates of the Advisor since June 2012.

Grants of Plan-Based Awards

The following table summarizes certain information regarding all plan-based awards granted during the fiscal year ended December 31, 2015 to our named executive officers:

	Grant Date	Date of Compensation Committee Action	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Nicholas Radesca(3)	11/3/2015	11/3/2015	30,000	$346,800
Nicholas Radesca(3)	3/31/2015	2/13/2015	9,656	100,036
Gregory W. Sullivan(3)	3/31/2015	2/13/2015	53,737	556,715
Patrick O’Malley(4)	3/31/2015	2/13/2015	48,264	500,015

(1)	Amounts in this column represent restricted share awards.
(2)	Amounts in this column represent the aggregate grant date fair value of awards of restricted shares calculated in accordance with FASB ASC Topic 718 for purposes of this table only. In our consolidated financial statements included in the 2015 Annual Report and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, these grants have been accounted for under FASB ASC Topic 505.
(3)	On June 3, 2015, Mr. Sullivan resigned as our chief financial officer, forfeiting his unvested interests in his restricted shares, and was replaced by Mr. Radesca, who continues to serve as our interim chief financial officer. Mr. Radesca has been an employee of our Advisor commencing prior to January 1, 2015.
(4)	On June 22, 2015, Mr. O’Malley was appointed as our chief investment officer. Mr. O’Malley has been an employee of our Advisor commencing prior to January 1, 2015.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to all outstanding equity-based awards held at the end of the fiscal year ended December 31, 2015 by each named executive officer:

Names	Number of Restricted Shares That Have Not Vested (#)		Market Value of Restricted Shares That Have Not Vested ($)(1)
Nicholas Radesca	39,656	(2)	$456,044
Patrick O’Malley	48,264	(3)	555,036

(1)	Based on $11.50 per share, the closing price of our common stock on the last business day of the fiscal year ended December 31, 2015.
(2)	Represents 9,656 restricted shares granted pursuant to the RSP which vest annually over a four-year period in equal installments beginning on March 31, 2016 and 30,000 restricted shares granted pursuant to the RSP, which vest annually over a three-year period in equal installments beginning on November 3, 2016.
(3)	Represents restricted shares granted pursuant to the RSP, which vest pro rata over a four-year period beginning on March 31, 2016.

Option Exercises and Stock Vested

We have not granted any stock options to our named executive officers to date and no restricted shares granted to our named executive officers vested during the fiscal year ended December 31, 2015.

Potential Payments Upon Termination or Change in Control

Our named executive officers are employees of our Advisor or its affiliates and therefore we have no obligation to pay them any form of compensation upon their termination of employment, except with respect to the restricted stock award agreements entered into between such named executive officers and our company.

These agreements generally provide that any unvested portion of the award will be immediately and irrevocably forfeited upon a termination of the employment of the named executive officer by our Advisor or its affiliates, including a termination of employment due to such officer’s resignation, discharge, death or retirement, except with respect to the restricted shares granted to Mr. Radesca on November 3, 2015, which vest automatically if he resigns or is replaced as our interim chief financial officer for any reason.

In addition, Mr. Happel holds 229,714 earned units of limited partnership interests in our operating partnership, New York Recovery Operating Partnership, L.P. (the “OP”), entitled “LTIP Units” (“LTIP Units”) transferred to him by the Advisor pursuant to the terms of the OPP, the agreement pursuant to which the LTIP Units were issued to our Advisor in connection with the listing of our common stock on the NYSE on April 15, 2014 (the “Listing”) and Mr. Radesca holds 24,170 earned LTIP Units transferred to him by the Advisor pursuant to the terms of the OPP. In the event the Advisor is terminated or in the event of a change in control of our company (including the sale of all or substantially all of our assets, such as would occur if the plan of liquidation approved by our board of directors, subject to stockholder approval at a special meeting expected to be held in January 2017 (the “plan of liquidation”), is implemented), in either case prior to April 15, 2017 (the final valuation date under the OPP), the OPP provides for immediate vesting of any LTIP Units already earned and for the calculation of LTIP Units eligible to be earned on April 15, 2017 to be performed as if the termination or change of control had not occurred, with any LTIP Units earned pursuant to that calculation process also vesting immediately. Pursuant to the existing advisory agreement, we have provided a notice of termination, and, unless the existing advisory agreement is extended by mutual agreement on terms satisfactory to us and the Advisor, it will terminate in accordance with its terms on December 26, 2016. Pursuant to the OPP, all earned LTIP Units currently outstanding will vest on the effectiveness of any termination of our advisory agreement with the Advisor and, to the extent any termination occurs prior to April 15, 2017, any LTIP Units earned on April 15, 2017 (the final valuation date under the OPP) will vest immediately upon being earned. See “Certain Relationships and Related Transactions — 2014 Advisor Multi-Year Outperformance Agreement.”

All outstanding and unvested restricted shares, including unvested shares held by our directors and executive officers, will vest upon the sale of all or substantially all of our assets (or any transaction or series of transactions within a period of 12 months ending on the date of the last sale or disposition having a similar effect), which would occur if the plan of liquidation is fully implemented. Holders of unvested restricted shares receive liquidating distributions under the plan of liquidation at the same time and in the same amount as the holders of any other shares of our common stock. In addition, all outstanding and unvested earned LTIP Units will vest upon the sale of all or substantially all of our assets, which also would occur if the plan of liquidation is completed as contemplated.

Share-Based Compensation Plans

The following table sets forth information regarding securities authorized for issuance under our stock option plan and the RSP (as described below) as of December 31, 2015:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	—	$—	16,976,060 (1)
Equity Compensation Plans not approved by security holders	—	—	—
Total	—	$—	16,976,060

(1)	The total number of shares of common stock available for future issuance under the RSP is calculated based on 10% of our outstanding shares of capital stock on a fully diluted basis as of December 31, 2015.

Stock Option Plan

We have adopted a stock option plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including the Advisor, Property Manager and their respective affiliates, as well as persons employed by the Advisor, Property Manager and affiliates, and any of our joint venture affiliates. Our board of directors has delegated its administrative responsibilities under the stock option plan to our compensation committee. In this capacity, our compensation committee has the full authority to: (1) administer and interpret the stock option plan; (2) authorize the granting of awards; (3) determine the eligibility of directors, officers, advisors, consultants and other personnel, including the Advisor, Property Manager and affiliates, as well as persons employed by the Advisor, Property Manager and affiliates, and any of our joint venture affiliates, to receive an award; (4) determine the number of shares of our common stock to be covered by each award (subject to the individual participant limitations provided in the stock option plan); (5) determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the stock option plan); (6) prescribe the form of instruments evidencing such awards; and (7) take any other actions and make all other determinations that it deems necessary or appropriate in connection with the stock option plan or the administration or interpretation thereof; however, neither the compensation committee nor our board of directors may take any action under our stock option plan that would result in a repricing of any stock option without having first obtained the affirmative vote of our stockholders. In connection with this authority, our board of directors or our compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The total number of shares that may be made subject to awards under our stock option is 500,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

No awards under our stock option plan have been made.

Restricted Share Plan

The RSP provides for the issuance of restricted shares, including to our non-executive directors. Our board of directors has delegated its administrative responsibilities under the RSP to our compensation committee. In this capacity, our compensation committee has the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of our Advisor and its affiliates, employees of entities that provide services to us, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to us. Our compensation committee also has the ability in this capacity to determine which form the awards will take and the terms and conditions of the awards.

As of December 31, 2015, there were 316,570 unvested restricted shares outstanding under the RSP. Restricted shares may not, in general, be sold or otherwise transferred until the restrictions are removed and the shares have vested. Holders of restricted shares are entitled to receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of our common stock will be subject to the same restrictions as the underlying restricted shares.

The vesting terms of awards under the RSP are as described in the relevant award agreement.

Compensation of Directors

The following table sets forth information regarding compensation of directors who served as members of our board of directors during the year ended December 31, 2015:

Name	Fees Earned or Paid in Cash(1)		Stock Awards(2)		Option Awards	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total Compensation
William M. Kahane(4)	$—		$—		$—	$—	$—	$—	$—
Randolph C. Read	179,125	(5)	87,921	(6)	—	—	—	2,111	269,157
P. Sue Perrotty	141,000	(7)	65,002	(8)	—	—	—	3,431	209,433
Robert H. Burns	122,750	(9)	79,994	(10)	—	—	—	37,474	240,218
Marc Rowan(11)	—		—		—	—	—	—	—
Keith Locker	68,357	(12)	49,996	(13)	—	—	—	330	118,683
James Nelson	40,857	(14)	49,996	(15)	—	—	—	330	91,183
James P. Hoffmann(16)	—		—		—	—	—	—	—
Gregory F. Hughes(16)	—		—		—	—	—	—	—
Craig T. Bouchard(16)	—		—		—	—	—	—	—

(1)	Represents fees earned by our directors for the year ended December 31, 2015. Fees earned by our directors for their services are paid quarterly in arrears.
(2)	Represents the aggregate grant date fair value of restricted shares granted during the year ended December 31, 2015. Restricted shares vest annually over a three-year period in equal installments beginning on the one-year anniversary of the date of grant.
(3)	The amount reported as “All Other Compensation” represents the value of distributions on unvested restricted shares during the year ended December 31, 2015.
(4)	As a non-independent director, Mr. Kahane received no compensation for serving as a director.
(5)	Mr. Read was paid $149,917 in cash for the year ended December 31, 2015 for fees earned in the fourth quarter of 2014 through the third quarter of 2015.
(6)	Represents 2,134 restricted shares granted on January 21, 2015 and 6,317 restricted shares granted on June 22, 2015. As of December 31, 2015, Mr. Read held 8,451 unvested restricted shares.
(7)	Ms. Perrotty was paid $129,000 in cash for the year ended December 31, 2015 for fees earned the fourth quarter of 2014 through the third quarter of 2015.
(8)	Represents 6,317 restricted shares granted on June 22, 2015. As of December 31, 2015, Ms. Perrotty held 9,534 unvested restricted shares.
(9)	Mr. Burns was paid $99,750 in cash, including amounts withheld for income taxes, for the year ended December 31, 2015 for fees earned in the fourth quarter of 2014 through the third quarter of 2015.
(10)	Represents 7,774 restricted shares granted on June 22, 2015. As of December 31, 2015, Mr. Burns held 42,889 unvested restricted shares.
(11)	As a non-independent director, Mr. Rowan received no compensation for serving as a director. Mr. Rowan resigned from our board of directors on November 12, 2015.
(12)	Mr. Locker joined our board of directors on November 8, 2015 and was not paid any fees in cash during the year ended December 31, 2015.

(13)	Represents 4,310 restricted shares granted on November 8, 2015. As of December 31, 2015, Mr. Locker held 4,310 unvested restricted shares.
(14)	Mr. Nelson joined our board of directors on November 8, 2015 and was not paid any fees in cash during the year ended December 31, 2015.
(15)	Represents 4,310 restricted shares granted on November 8, 2015. As of December 31, 2015, Mr. Nelson held 4,310 unvested restricted shares.
(16)	James P. Hoffmann, Gregory Hughes and Craig T. Bouchard were elected to our board of directors on October 23, 2016 pursuant to the Settlement Agreement. See “Proposal One: Election of Directors — Settlement Agreement.”

We pay each of our independent directors an annual fee for his or her services of $100,000, payable $50,000 in cash and $50,000 in restricted shares.

Our non-executive chair receives an additional annual fee of $105,000. Our board of directors does not currently have a lead independent director. If appointed, the lead independent director will receive an additional annual fee of $105,000. In addition, each independent director receives $30,000 in cash in the aggregate as an additional annual fee for his or her service on any or all of the audit committee, compensation committee and nominating and corporate governance committee. These additional annual fees are payable in cash, restricted shares or a combination thereof at the election of the recipient.

Each independent director also receives $2,000 for each meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended by telephone. The independent directors are entitled to receive $750 per transaction reviewed and voted upon electronically up to a maximum of $2,250 for three or more transactions reviewed and voted upon per electronic vote. If there is a meeting of our board of directors and one or more committees in a single day, the fees are limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).

Restricted shares issued to independent directors vest annually over a three-year period in equal installments beginning on the one-year anniversary of the date of grant, and will be forfeited upon such director’s voluntary resignation or if such director is not re-elected, except any unvested restricted shares due to vest in the year in which such director voluntarily resigns or fails to be re-elected will automatically vest.

We also pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of our company, in the following amounts:

•	$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
•	$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

In either of the above cases, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

All directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the record date, November 10, 2016, by:

•	each person known by us to be the beneficial owner of more than 5.0% of the outstanding shares of common stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of our directors and named executive officers; and
•	all of our directors and executive officers as a group.

For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that the person has the right to acquire within 60 days after November 10, 2016. For purposes of computing the percentage of outstanding common stock held by each person or group of persons named below, any shares that the person or persons has the right to acquire within 60 days after November 10, 2016 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of November 10, 2016, there were 165,856,770 shares of our common stock outstanding. SEC rules also generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group, Inc.(2)	23,313,305	14.1%
FMR LLC(3)	16,886,250	10.2
BlackRock, Inc.(4)	12,067,818	7.3
Vanguard Specialized Funds – Vanguard REIT Index Fund(5)	11,721,172	7.1
Prudential Financial, Inc.(6)	8,396,033	5.1
William M. Kahane(7)(19)	148,198		*
Michael A. Happel(8)(19)	1,099,061		*
Nicholas Radesca(9)(19)	76,395		*
Patrick O’Malley(10)	36,198		*
Robert H. Burns(11)	87,580		*
P. Sue Perrotty(12)	11,915		*
Randolph C. Read(13)	13,558		*
Keith Locker(14)	4,310		*
James Nelson(15)	4,310		*
Gregory Sullivan(16)	92,751		*
James P. Hoffmann(17)	75,000		*
Gregory F. Hughes(18)	20,000		*
Craig T. Bouchard	—	—
All directors and executive officers as a group (12 persons)(19)	1,576,525		*

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each individual or entity listed in the table is 405 Park Avenue, New York, New York 10022.

(2)	The business address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group, Inc. has sole voting power over 454,215 shares, shared voting power over 135,200 shares, shared dispositive power over 343,588 shares and sole dispositive power over 22,969,717 shares. The information contained herein respecting The Vanguard Group, Inc. is based solely on Amendment No. 2 to the Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 10, 2016.
(3)	The business address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. FMR LLC has sole voting power over 11,539,647 shares and sole dispositive power over 16,886,250 shares. The information contained herein respecting FMR LLC is based solely on the Schedule 13G filed by FMR LLC with the SEC on August 10, 2016.
(4)	The business address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022. BlackRock, Inc. has sole voting power over 11,670,427 shares and sole dispositive power over 12,067,818 shares. The information contained herein respecting BlackRock, Inc. is based solely on Amendment No. 1 to the Schedule 13G filed by BlackRock, Inc. with the SEC on January 27, 2016.
(5)	The business address for Vanguard Specialized Funds — Vanguard REIT Index Fund is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard Specialized Funds — Vanguard REIT Index Fund has sole voting power over all of the shares that it beneficially owns. The information contained herein respecting Vanguard Specialized Funds — Vanguard REIT Index Fund is based solely on Amendment No. 1 to the Schedule 13G filed by Vanguard Specialized Funds — Vanguard REIT Index Fund with the SEC on February 9, 2016.
(6)	The business address for Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102. Prudential Financial, Inc. has sole voting power over 1,285,196 shares, shared voting power over 7,110,837 shares, sole dispositive power over 1,285,196 shares and shared dispositive power over 7,110,837 shares. The information contained herein respecting Prudential Financial, Inc. is based solely on the Schedule 13G filed by Prudential Financial, Inc. on February 3, 2016.
(7)	Includes 24,000 unvested restricted shares and 124,198 shares of common stock issuable upon conversion of earned LTIP Units.
(8)	Includes 229,714 shares of common stock issuable upon conversion of earned LTIP Units and 826,347 units of limited partner interests in the OP entitled “OP Units” (“OP Units”), all of which were submitted for redemption during October 2016 and will be converted into shares of our common stock on or around January 1, 2017, in accordance with the limited partnership agreement of the OP.
(9)	Includes 27,242 unvested restricted shares and 24,170 shares of common stock issuable upon conversion of earned LTIP Units.
(10)	Includes 36,198 unvested restricted shares.
(11)	Includes 32,319 unvested restricted shares.
(12)	Includes 6,591 unvested restricted shares.
(13)	Includes 9,039 unvested restricted shares.
(14)	Includes 2,873 unvested restricted shares.
(15)	Includes 2,873 unvested restricted shares.
(16)	Mr. Sullivan resigned from his role as our chief financial officer effective as of June 3, 2015. The information contained herein respecting Mr. Sullivan is based solely on the Form 4 filed by Mr. Sullivan on May 6, 2015.
(17)	Includes 75,000 shares over which Mr. Hoffmann has sole voting power but no investment power.
(18)	Includes 20,000 shares over which Mr. Hughes has sole investment power but no voting power.
(19)	Includes earned LTIP Units issued under the OPP. Pursuant to the existing advisory agreement, we have provided a notice of termination, and, unless the existing advisory agreement is extended by mutual agreement on terms satisfactory to us and the Advisor, it will terminate in accordance with its terms on December 26, 2016. Pursuant to the OPP, all earned LTIP Units currently outstanding will vest on the effectiveness of any termination of our advisory agreement with the Advisor and, to the extent any termination occurs prior to April 15, 2017, any LTIP Units earned on April 15, 2017 (the final valuation date under the OPP) will vest immediately upon being earned. Any earned and vested LTIP Units may be converted into OP Units, which may in turn be converted into shares of our common stock, in accordance with the terms and conditions of the limited partnership agreement of the OP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Michael A. Happel, our chief executive officer and president, also is the chief executive officer and president of our Advisor and our Property Manager. Nicholas Radesca, our interim chief financial officer, treasurer and secretary, also is the interim chief financial officer, treasurer and secretary of our Advisor and our Property Manager. Patrick O’Malley, our chief investment officer, also is the chief investment officer of our Advisor and our Property Manager.

Our Advisor and our Property Manager are owned and controlled directly or indirectly by our Sponsor. Our Sponsor is owned and controlled by AR Global. AR Global owns 80% of our Sponsor and Mr. Happel owns 20% of our Sponsor. Mr. William M. Kahane, one of our directors, has shared control of AR Global.

Realty Capital Securities, LLC (the “Former Dealer Manager”), RCS Advisory Services, LLC (“RCS Advisory”) and American National Stock Transfer, LLC (“ANST”) were subsidiaries of RCAP. Until transactions entered into in connection with filing for Chapter 11 bankruptcy in January 2016, Messrs. Kahane and Schorsch also had shared control of RCAP. Prior to or in connection with this bankruptcy, all arrangements between either us or AR Global and its affiliates, on the one hand, and subsidiaries of RCAP, on the other hand, were terminated. In May 2016, RCAP and its affiliated debtors emerged from bankruptcy under the new name, Aretec Group, Inc.

Our executive officers are also executive officers of ARC NYCR, which is a non-listed REIT sponsored by our Sponsor that has investment objectives similar to ours.

Advisor

Our Advisor manages our day-to-day operations pursuant to an advisory agreement. The services provided by the Advisor, include: (i) serving as our investment and financial advisor; (ii) performing and supervising the various administrative functions necessary for the day-to-day management of our operations, including providing personnel necessary to perform such services; (iii) engaging and conducting business with consultants, accountants, lenders, attorneys, brokers and other service providers and overseeing the performance of services; (iv) overseeing acquisitions and dispositions of investments and recommending acquisitions and dispositions of investments to our board of directors; (v) arranging for financings and refinancings; (v) overseeing and managing our existing investments; (vi) managing accounting and other record-keeping functions; (vii) preparing and filing all reports required to be filed by it with the SEC, the Internal Revenue Service (the “IRS”) and other regulatory agencies; (viii) maintaining our compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and (ix) monitoring compliance with our corporate-level credit facility and property-level indebtedness.

Under the advisory agreement, we pay our Advisor an asset management fee to our Advisor equal to 0.50% per annum of the cost of assets (as defined in the advisory agreement) and reimburse the Advisor for certain costs and expenses incurred by the Advisor or any affiliate of the Advisor in providing asset management services; provided that if the cost of assets exceeds $3.0 billion on the applicable determination date, then the asset management fee is equal to 0.50% per annum of the cost of assets up to $3.0 billion and 0.40% per annum of the cost of assets in excess of $3.0 billion. The asset management fee is payable in monthly installments on the first business day of each month.

Total asset management fees paid during the year ended December 31, 2015 and the nine months ended September 30, 2016 were $12.5 million and $9.2 million, respectively, all paid in cash.

We reimburse the Advisor for costs and expenses paid or incurred by the Advisor and its affiliates in connection with providing services to us (including reasonable salaries and wages, benefits and overhead of all employees directly involved in performing services), although we will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives a separate fee. Our named executive officers, Michael A. Happel, Nicholas Radesca and Patrick O’Malley, are employees of affiliates of the Advisor and Property Manager and, except in the limited circumstances described under “Compensation of Executive Officers and Directors — Compensation Discussion and Analysis,” do not receive any compensation directly from us for serving as our executive officers. Moreover, we do not reimburse our Advisor and its affiliates that are involved in the managing our operations, including the Property Manager, for salaries, bonuses or benefits incurred by these entities and paid to our named executive officers. Prior to an amendment and restatement of the advisory agreement in June 2015, reimbursement of costs and expenses was subject to the limitation that we would not reimburse the Advisor for any amount by which our total operating expenses (as defined in the advisory agreement during the applicable time) for the four preceding fiscal quarters exceeded the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non cash reserves and excluding any gain from the sale of assets for that period (the “2%/25% Limitation”). The 2%/25% Limitation was removed from the advisory agreement in connection with the amendment and restatement in June 2015.

Total reimbursement of costs and expenses during the year ended December 31, 2015 and the nine months ended September 30, 2016 were $0.8 million and $2.1 million, respectively.

In connection with a sale of one or more properties in which the Advisor provides a substantial amount of services, as determined by our independent directors, we are required to pay our Advisor a property disposition fee not to exceed the lesser of 2.0% of the contract sale price of the property and 50% of the competitive real estate commission paid if a third-party broker is also involved; provided, however that in no event may the property disposition fee paid to the Advisor when added to real estate commissions paid to unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a competitive real estate commission. For purposes of the foregoing, “competitive real estate commission” means a real estate brokerage commission for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of the property. We incurred and paid $0.2 million and $0.2 million in property disposition fees during the year ended December 31, 2015 and the nine months ended September 30, 2016, respectively.

In accordance with our announcement on September 7, 2016, we have issued the RFP for all interested, qualified parties to serve as our external advisor upon expiration of our existing advisory agreement with the Advisor, which will occur on December 26, 2016. Pursuant to an amendment to the advisory agreement in April 2016, the existing advisory agreement is for a term expiring on December 26, 2016 and automatically renews for consecutive six-month terms unless terminated by either party on 60 days written notice prior to the expiration of the term. Pursuant to the existing advisory agreement, we have provided notice to the Advisor that the existing advisory agreement will terminate in accordance with its terms on December 26, 2016. After termination, the Advisor is entitled to receive all amounts then accrued and owing to the Advisor, but is not entitled to a termination fee or any other amounts.

We are evaluating proposals received under the RFP, and a decision has not been made as to the timing any new advisory agreement will commence, the party that will be our new advisor or the terms of any new advisory agreement. It will be necessary to transition the services currently provided by the Advisor to the replacement advisor. Pursuant to the existing advisory agreement, the Advisor has agreed to cooperate with us and our board of directors in making an orderly transition of the advisory function. We also intend to extend the term of the existing advisory agreement and/or enter into a transition services agreement with the Advisor, although there can be no assurance that we will be able to do so on commercially reasonable terms, or at all. There also can be no assurance that the services provided by the Advisor under the existing advisory agreement or any transition services agreement will be sufficient to prevent any disruption to our business from occurring and that our business, administration and results of operations will not be adversely affected as a result of the transition of the services from the Advisor to a new service provider.

RCAP and its Affiliates

The predecessor to AR Global was a party to a services agreement with RCS Advisory, pursuant to which RCS Advisory and its affiliates provided us and certain other companies sponsored by AR Global with services (including, without limitation, transaction management, compliance, due diligence, event coordination and marketing services, among others) on a time and expenses incurred basis or at a flat rate based on services performed. The predecessor to AR Global instructed RCS Advisory to stop providing such services in November 2015 and no services have since been provided by RCS Advisory. The services covered by this agreement excluded any services provided in connection with a liquidation event or otherwise outside the ordinary course of business. The amounts incurred from RCS Advisory for services performed on behalf of us under this agreement were $0.6 million for the year ended December 31, 2015.

We were also party to a transfer agency agreement with ANST pursuant to which ANST provided us with transfer agency services (including broker and stockholder servicing, transaction processing, year-end IRS reporting and other services), and supervisory services overseeing the transfer agency services performed by DST Systems, Inc., a third-party transfer agent. The Sponsor received written notice from ANST on February 10, 2016 that it would wind down operations by the end of that month and would withdraw as the transfer agent effective February 29, 2016. Subsequently, we entered into an agreement with Computershare, Inc., a third-party transfer agent, to provide us directly with transfer agency services (including broker and stockholder servicing, transaction processing, year-end IRS reporting and other services). The amounts incurred from ANST for services performed on behalf of us under this agreement were $0.1 million for the year ended December 31, 2015. During the period commencing January 1, 2016 and ending when ANST withdrew as our transfer agent effective February 29, 2016, we did not incur any fees from ANST.

Property Manager

Our amended and restated management agreement with the Property Manager requires us to pay the Property Manager fees equal to: (i) for non-hotel properties, 4.0% of gross revenues from the properties managed plus market-based leasing commissions; (ii) for hotel properties, a fee based on a percentage of gross revenues at a market rate in light of the size, type and location of the hotel property plus a customary incentive fee based on performance. Notwithstanding the foregoing, in the case of both hotel and non-hotel properties, the Property Manager may be entitled to receive higher fees if the Property Manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered. We also reimburse the Property Manager for property-level expenses that it pays or incurs on our behalf, including reasonable salaries, bonuses and benefits of persons employed by the Property Manager except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the Property Manager or its affiliates. The Property Manager may subcontract the performance of its property management and leasing duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. If we contract directly with third parties for such services we have agreed to pay them customary market fees and will pay the Property Manager an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event are we required to pay the Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. Property management fees of $2.6 million and $1.0 million were incurred for the year ended December 31, 2015 and the nine months ended September 30, 2016, respectively; however, the Property Manager elected to waive (not defer) such property management fees until the three months ended September 30, 2016, at which point the Property Manager began to not waive the property management fees, and the property management fees were paid in cash. The independent directors are reviewing these property management fees. During the three months ended September 30, 2016, we paid $0.4 million in property management fees to the Property Manager. The term of the property management agreement expires on September 1, 2017, and thereafter is automatically renewed for an additional one-year term unless either party gives 60 days prior written notice of its intention not to renew.

2014 Advisor Multi-Year Outperformance Agreement

On April 15, 2014 (the “Effective Date”), in connection with the Listing, we entered into the OPP with the OP and the Advisor. We amended and restated the OPP effective August 5, 2015 to amend certain definitions related to performance measurement to equitably adjust for share issuances and share repurchases for the OPP’s remaining valuation dates.

Under the OPP, the Advisor was issued 8,880,579 LTIP Units in the OP with a maximum award value on the issuance date equal to 5.0% of our market capitalization (the “OPP Cap”). The LTIP Units are structured as profits interests in the OP.

The Advisor is eligible to earn a number of LTIP Units with a value equal to a portion of the OPP Cap upon the first, second and third anniversaries of the Effective Date based on our achievement of certain levels of total return to our stockholders (“Total Return”), including both share price appreciation and common stock dividends, as measured against a peer group of companies, as set forth below, for the three-year performance period commencing on the Effective Date (the “Three-Year Period”); each 12-month period during the Three-Year Period (the “One-Year Period”); and the initial 24-month period of the Three-Year Period (the “Two-Year Period”), as follows:

	Performance Period	Annual Period	Interim Period
Absolute Component: 4% of any excess Total Return if total stockholder return attained above an absolute hurdle measured from the beginning of such period:	21%	7%	14%
Relative Component: 4% of any excess Total Return attained above the Total Return for the performance period of the Peer Group*, subject to a ratable sliding scale factor as follows based on achievement of cumulative Total Return measured from the beginning of such period:

• 100% will be earned if total stockholder return achieved is at least:	18%	6%	12%
• 50% will be earned if total stockholder return achieved is:	0%	0%	0%
• 0% will be earned if total stockholder return achieved is less than:	0%	0%	0%
• a percentage from 50% to 100% calculated by linear interpolation will be earned if the cumulative Total Return achieved is between:	0% – 18%	0% – 6%	0% – 12%

*	The “Peer Group” is comprised of the companies in the SNL US REIT Office Index as of the Effective Date.

The potential outperformance award is calculated at the end of each One-Year Period, the Two-Year Period and the Three-Year Period. The award earned for the Three-Year Period is based on the formula in the table above less any awards earned for the Two-Year Period and One-Year Periods, but not less than zero; the award earned for the Two-Year Period is based on the formula in the table above less any award earned for the first and second One-Year Period, but not less than zero. Any LTIP Units that are unearned at the end of any performance period will be forfeited.

Subject to the Advisor’s continued service through each vesting date, one third of any earned LTIP Units will vest on each of the third, fourth and fifth anniversaries of the Effective Date. Until such time as an LTIP Unit is earned in accordance with the provisions of the OPP, the holder of such LTIP Unit is entitled to distributions on such LTIP Unit equal to 10% of the distributions (other than distributions of sales proceeds) made per OP Unit. If real estate assets are sold and net sales proceeds distributed prior to April 15, 2017, the end of the Three-Year Period, the holders of LTIP Units generally would be entitled to a portion of those net sales proceeds with respect to both the earned and unearned LTIP Units (although the amount per LTIP Unit, which would be determined in accordance with a formula in the limited partnership agreement of the OP, would be less than the amount per OP Unit until the average capital account per LTIP Unit equals the average capital account per OP Unit). Our board of directors has discretion as to the timing of distributions of net sales proceeds.

The compensation committee administers the OPP and has other powers thereunder, although all of these powers can be exercised by the full board of directors if our board of directors so elects. These powers include determining the amount of LTIP Units earned after any performance period, the ability to make equitable or proportionate adjustment in the terms of the LTIP Units to avoid distortion in the value of the LTIP Units in connection with certain extraordinary events, including a plan of liquidation, and the right to approve transfers of LTIP Units.

After an LTIP Unit is earned, the holder of such LTIP Unit is entitled to a catch-up distribution and thereafter the same distributions as paid to the holder of an OP Unit. At the time the Advisor’s average capital account balance with respect to an LTIP Unit is economically equivalent to the average capital account balance of an OP Unit, the LTIP Unit has been earned and it has been vested for 30 days, the holder, in its sole discretion, will be entitled to convert such LTIP Unit into an OP Unit in accordance with the provisions of the limited partnership agreement of the OP.

In the event the Advisor is terminated or in the event of a change in control of our company, in either case prior to the end of the Three-Year Period on April 15, 2017, the OPP provides for immediate vesting of any LTIP Units already earned and for the calculation of LTIP Units eligible to be earned on April 15, 2017 to be performed as if the termination or change of control had not occurred, with any LTIP Units earned pursuant to that calculation process also vesting immediately. The OPP also provides for immediate vesting of earned LTIP Units in the event the Advisor is terminated by our company or in the event of a change in control of our company on or following April 15, 2017. Also, all outstanding and unvested earned LTIP Units issued under the OPP will vest upon the sale of all or substantially all of our assets.

On April 15, 2015, in connection with the end of the One-Year Period, 367,059 LTIP Units were earned by the Advisor under the terms of the OPP.

On June 30, 2015, the Advisor transferred, in accordance with the applicable requirements of the OPP, the 367,059 earned LTIP Units pro rata to the ultimate members of the Sponsor, including 39,691 earned LTIP Units to William Kahane, one of our directors, 73,412 earned LTIP Units to Michael A. Happel, our chief executive officer and president, and the remaining 253,956 earned LTIP Units to the other members of the Sponsor.

On April 15, 2016, in connection with the end of the Two-Year Period, 805,679 LTIP Units were earned by the Advisor under the terms of the OPP. The Advisor is controlled by the Sponsor.

On May 25, 2016, the Advisor transferred, in accordance with the applicable requirements of the OPP, 24,170 of the 805,679 earned LTIP Units to Mr. Radesca and the remaining earned LTIP Units pro rata to the ultimate members of the Sponsor, including 39,691 earned LTIP Units to Mr. Kahane, 73,412 earned LTIP Units to Mr. Happel, and the remaining earned LTIP Units to the other members of the Sponsor.

The remaining LTIP Units are currently unearned and unvested and will only be earned and vest upon the satisfaction of the performance based and service based vesting criteria summarized above. Any LTIP Units that are not earned through April 15, 2017, the end of the Three-Year Period and vested will be forfeited.

We paid $0.7 million and $1.2 million in distributions related to LTIP Units during the year ended December 31, 2015 and the nine months ended September 30, 2016, respectively.

Strategic Advisory Agreement with Former Dealer Manager

In October 2014, we entered into separate transaction management agreements with Barclays Capital Inc. and the Former Dealer Manager as financial advisors to assist our board of directors in evaluating strategic options to enhance long-term stockholder value, including a business combination involving us or a sale of the Company. In May 2015, we terminated our agreements with Barclays Capital Inc. and the Former Dealer Manager. No amounts were paid and we are no longer obligated to pay any transaction fees under either agreement.

Affiliated Mutual Fund

During the year ended December 31, 2015, we had investments in a real estate income fund managed by an affiliate of the Sponsor. There was no obligation to purchase any additional shares and the shares were able to be sold at any time. We sold our investment for $3.3 million in the third quarter of 2015.

Indemnification Agreement

We have entered into an indemnification agreement with each of our directors and executive officers, and certain former directors and executive officers, providing for indemnification of such directors and executive officers to the maximum extent permitted under Maryland law. No amounts have been paid by us to these individuals pursuant to the indemnification agreement through November 10, 2016.

Viceroy Hotel

During the year ended December 31, 2015 and the nine months ended September 30, 2016, we recognized $0.1 million and approximately $36,000, respectively, in revenues from employees of, and other entities related to, the Sponsor and its affiliates related to room rentals at the Viceroy Hotel.

JBG Combination Agreement and Related Arrangements

On May 25, 2016, we entered into a Master Combination Agreement (the “JBG Combination Agreement”) with JBG Properties, Inc. and JBG/Operating Partners, L.P. (collectively “JBG Management Entities”), and certain pooled investment funds that are affiliates of the JBG Management Entities (collectively with the JBG Management Entities and certain affiliated entities, “JBG”) providing for a series of transactions (the “JBG Combination Transactions”) under which the real estate interests and management business interests of JBG would be contributed to the Company and the OP in exchange for an aggregate of up to approximately 319.9 million newly issued shares of our common stock and newly issued OP Units.

On August 2, 2016, we entered into a termination and release agreement with JBG providing for the termination of the JBG Combination Agreement.

Concurrently and in connection with the entry into the JBG Combination Agreement, we, our Advisor and certain of our directors and officers also entered into certain agreements which were generally effective upon the completion of the JBG Combination Transactions. All of these agreements automatically terminated upon the termination of the JBG Combination Agreement in accordance with their terms. These agreements are as follows:

•	a transition services agreement whereby the Advisor had agreed to provide us with certain transition services through the date on which our Annual Report on Form 10-K for the year ended December 31, 2016 is filed with the SEC for an aggregate fee in the amount of $7.0 million;
•	a termination agreement terminating the OPP upon the occurrence of the closing of the JBG Combination Transactions in exchange for an aggregate of 1,172,738 LTIP Units that have been earned under the OPP through April 16, 2016, and an additional 2,865,916 LTIP Units that would have been deemed to be earned for the year ending April 16, 2017 converting into OP Units, which would have been exchanged for 4,038,654 shares of our common stock;
•	a termination agreement pursuant to which, subject to, and effective as of the closing of the JBG Combination Transactions, the property management agreement with our Property Manager and other agreements with our Advisor or its affiliates, would have been terminated;
•	a support agreement whereby Michael A. Happel, our chief executive officer and president, and William M. Kahane, a member of our board of directors and a control person of the Advisor, agreed to vote in favor of the matters requiring stockholder approval with respect to the JBG Combination Transactions; and
•	a term sheet for a consulting agreement between Mr. Happel and us which by it terms would not have become effective until the closing of the JBG Combination Transactions and pursuant to which Mr. Happel would have been paid a consulting fee $2,000,000, payable in shares of our common stock on the date of the closing of the JBG Combination Transactions, plus an additional fee of $1,000,000, payable in shares of our common stock at the end of the six-month term, except in certain limited circumstances, as well as cash compensation of $1,500 per month and a potential additional payment of up to $500,000, payable in shares of our common stock at our discretion at the end of the six-month term.

Investment Allocation Agreement

We have entered into an investment opportunity allocation agreement with ARC NYCR, which has investment objectives similar to ours. Pursuant to this allocation agreement, if the Advisor or the advisor of ARC NYCR determines that one or more proposed New York City property acquisitions is appropriate for the REIT it advises, and assuming each of us and ARC NYCR has sufficient capital to support such proposed New York City property acquisition, such proposed New York City property acquisition will be presented to our board of directors and our board of directors of ARC NYCR for a vote on whether to pursue such proposed New York City property acquisition. If our board of directors and our board of directors of ARC NYCR approves the pursuit of such proposed New York City property acquisition, then the acquisitions of such properties will be subject to rotation among us and ARC NYCR, depending on whether we and ARC NYCR have sufficient capital to acquire all or some of the proposed New York City property acquisitions and which of us and ARC NYCR most recently made a property acquisition.

Review, Approval or Ratification of Transactions with Related Persons

Prior to the establishment of the conflicts committee, the independent directors reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand. See “Proposal One: Election of Directors — Conflicts Committee.” The conflicts committee (or, with respect to determinations made prior to the establishment of the conflicts committee, the independent directors) has determined that all our transactions and relationships with our Sponsor, our Advisor and their respective affiliates since January 1, 2015 were fair and were approved in accordance with these policies.

AUDIT COMMITTEE REPORT

The directors who were members of the Audit Committee of the Board of Directors at the time of the approval of our financial statements for the year ended December 31, 2015 in connection with the filing of our Annual Report on Form 10-K for the year ended December 31, 2015 on February 26, 2016 have furnished the following report on the activities of the Audit Committee during the year ended December 31, 2015. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of New York REIT, Inc.:

We have reviewed and discussed with management New York REIT, Inc.’s audited financial statements as of and for the year ended December 31, 2015.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16. Communications Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board.

We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in New York REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee
P. Sue Perrotty (Chair)
Randolph C. Read
Keith Locker

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

On February 2, 2015, the Company engaged KPMG as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2014. KPMG has also served as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2015. KPMG reports directly to our audit committee. The audit committee participated in and approved the decision to appoint KPMG.

Grant Thornton LLP (“Grant Thornton”), an independent registered public accounting firm, audited our consolidated financial statements from November 12, 2009 through the year ended December 31, 2013. On January 22, 2015, Grant Thornton resigned as our independent registered public accounting firm. Grant Thornton’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2012 and 2013 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years, (i) there were no disagreements between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. During the Company’s two most recent fiscal years and the subsequent interim period from January 1, 2015 through February 2, 2015, neither the Company nor anyone acting on behalf of the Company, consulted KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Although ratification by stockholders is not required by law or by our bylaws, the audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent public registered public accounting firms.

A representative of KPMG will attend the annual meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

Fees for professional services billed by KPMG for the year ended December 31, 2015 were $4,897,825, exclusively related to the audits of our 2014 and 2015 financial statements. No fees for professional services rendered by KPMG were incurred during the year ended December 31, 2014 because we did not engage KPMG until February 2015.

Audit Fees

Audit fees billed by KPMG were $1,385,850 and $3,511,975, respectively, related to the audits of our 2015 and 2014 financial statements, which were billed during the year ended December 31, 2015.

Audit Related Fees

There were no audit related fees billed by KPMG for the years ended December 31, 2015 or 2014.

Tax Fees

There were no tax fees billed by KPMG for the years ended December 31, 2015 or 2014.

All Other Fees

There were no other fees billed by KPMG for the years ended December 31, 2015 or 2014.

Pre-Approval Policies and Procedures

In considering the nature of the services provided by the independent registered public accounting firm, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act, as well as the American Institute of Certified Public Accountants. All services rendered by Grant Thornton and KPMG were pre-approved by the audit committee.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

PROPOSAL THREE: NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to vote on a non-binding advisory resolution approving the named executive officers’ compensation described herein. This proposal, known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on named executive officer’s compensation. Approval of this non-binding advisory resolution will be secured by an affirmative vote of a majority of the votes cast with respect to this proposal.

We currently have no employees and our Advisor performs our day-to-day management functions. Our named executive officers are employees of the Advisor and Property Manager and, except in the limited circumstances described in this proxy statement, do not receive any compensation directly from us. Moreover, we do not reimburse our Advisor and its affiliates that are involved in the management of our operations, including the Property Manager, for salaries, bonuses or benefits to be paid to our named executive officers.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve, on a non-binding advisory basis, the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby approved.”

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This non-binding advisory vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

While the say-on-pay vote is advisory and will be non-binding, the compensation committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF A NON-BINDING ADVISORY RESOLUTION APPROVING THE EXECUTIVE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED HEREIN.

PROPOSAL FOUR: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF “SAY-ON-PAY” VOTES

As noted in Proposal Three, the Company’s stockholders have been asked to cast a vote in favor of the adoption of a non-binding advisory resolution approving the named executive officers’ compensation described in this proxy statement. Section 14A of the Exchange Act requires the Company to seek input from its stockholders regarding the frequency with which it will hold a non-binding advisory stockholder vote on the named executive officers’ compensation. Although the recommendation is non-binding, the Company will consider the outcome of the vote when determining the frequency of future say-on-pay votes. The Company’s decision as to the frequency of such future votes may differ from the selection made by the Company’s stockholders at this year’s annual stockholder meeting.

After careful consideration, it is the opinion of our board of directors that an advisory stockholder vote on the compensation of our named executive officers once every three years is the most appropriate option for us because our named executive officers are employees of the Advisor and Property Manager and, except in the limited circumstances described in this proxy statement, which may or may not be applicable in future years, do not receive any compensation directly from us. Our board of directors also considered the fact that we are in the process of implementing the plan of liquidation in formulating this opinion.

Although our board of directors has determined that the say-on-frequency vote should be held once every three years, stockholders are not voting to approve or disapprove of our board of directors’ determination. Rather, stockholders are being provided with the opportunity to cast an advisory vote. As an advisory vote, the result of the vote is not binding. However, our board of directors values the opinions of our stockholders in their vote on this matter, and will consider the outcome of the vote when making a determination as to the frequency of future non-binding advisory votes to approve executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal. Stockholders are not voting to approve or disapprove the recommendation of our board of directors.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU RECOMMEND, BY NON-BINDING VOTE, HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ONCE EVERY THREE YEARS.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2016 ANNUAL MEETING

Our board of directors does not intend to present for consideration at the annual meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the common stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the year ended December 31, 2015, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were timely satisfied, except for the following: Form 4 for Nicholas Radesca, filed on July 2, 2015, relating to his acquisition of our common stock and OP Units, Form 4 for Nicholas Radesca, filed on November 18, 2015, relating to his acquisition of our common stock, Form 3 for Nicholas Radesca, filed on July 2, 2015, relating to his appointment on June 3, 2015, and Form 3 for Patrick O’Malley, filed on July 7, 2015, relating to his appointment on June 22, 2015.

In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers, and ten percent stockholders.

CODE OF ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our board of directors adopted a Code of Ethics effective as of September 2, 2010, reaffirmed on April 18, 2011 and amended and restated on March 31, 2014 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. Our board of directors has also adopted Corporate Governance Guidelines to assist our board of directors in the exercise of its responsibilities and to serve the interests of the Company and its stockholders.

The Code of Ethics and the Corporate Governance Guidelines are available on the Company’s website at www.nyrt.com by clicking on “Investor Relations — Corporate Information — Governance Documents.” You may also obtain a copy of the Code of Ethics by writing to our secretary at: New York REIT, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Nicholas Radesca, Interim Chief Financial Officer, Treasurer and Secretary. A waiver of the Code of Ethics may be made only by our board of directors or the appropriate committee of our board of directors and will be promptly disclosed to the extent required by law.

ADDITIONAL INFORMATION

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us or your broker that we or they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by phone at (866) 902-0063 or send a written request to the Secretary of the Company at New York REIT, Inc., 405 Park Ave., 14th Floor, New York, New York 10022.

If your household has received multiple copies of proxy statements and annual reports, you can request the delivery of single copies in the future by notifying NYRT as set forth above.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2017 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than July 12, 2017. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the 2017 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our current bylaws, for a stockholder proposal to be properly submitted for presentation at our 2017 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on July 12, 2017 and ending at 5:00 p.m., Eastern Time, on August 11, 2017. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws.

All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: New York REIT, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022, Attention: Nicholas Radesca (telephone: (212) 415-6500).

By Order of the Board of Directors,

Nicholas Radesca
Interim Chief Financial Officer, Treasurer and Secretary

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com/nyrt or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E15727-Z68954

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEW YORK REIT, INC.

The Board of Directors recommends you vote FOR the following proposal:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Craig T. Bouchard
02) Robert H. Burns
03) James P. Hoffmann
04) Gregory F. Hughes
05) William M. Kahane
06) Keith Locker
07) James Nelson
08) P. Sue Perrotty
09) Randolph C. Read

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2016.	☐	☐	☐
3. To adopt a non-binding advisory resolution approving the executive compensation for the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR 3 Years on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To recommend, by non-binding vote, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Form 10-K is available at www.proxyvote.com/nyrt.

E15728-Z68954

WHITE PROXY

NEW YORK REIT, INC.
ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 30, 2016, 11:00 a.m.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael A. Happel and Randolph C. Read, or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of the Common Stock of NEW YORK REIT, INC. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at the Benjamin Hotel, located at 125 E. 50th Street, New York, NY, on December 30, 2016 at 11:00 a.m., Eastern Time, and any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side. The proposals described in this proxy have been submitted for stockholder approval by the Company.

This White Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3 and FOR 3 Years on Proposal 4. By executing this Proxy, the undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side

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